UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5

TO

FORM 1-A

OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

Date: December 1, 2018

Florida	6500	38-4088423
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

Laurence J. Pino

Chief Executive Officer

189 S. Orange Ave, Suite 1650

Orlando, FL 32801

Telephone: 407-206-6577

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

Pino Nicholson PLLC

189 S. Orange Ave, Suite 1650

Orlando, FL 32801

Telephone: 407-206-6577

Email: ljp@PinoNicholsonLaw.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I – END

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PART II – OFFERING CIRCULAR

SUBJECT TO COMPLETION, December 1, 2018

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The Company may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of a sale to you that contains the URL where the Final Offering Circular or the Offering statement in which such Final Offering Circular was filed may be obtained.

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

$50,000,000 OF SERIES A PREFERRED SHARES

$1,000 PAR VALUE PER SHARE

Tuscan Gardens Senior Living Communities, Inc. (“Company”) is a newly formed Florida corporation, that was organized on July 20, 2018 to invest in wholly-owned subsidiaries that develop (“Development Projects”), acquire (“Acquisition Projects”), or convert other real estate properties including hotels (“Conversion Projects”) into senior living rental communities ranging from $15,000,000 to $100,000,000 per community, consisting of independent living, assisted living and/or memory care for approximately fifty (50) to two-hundred and fifty (250) residents (“Company Properties”). The Company’s primary focus for purposes of Development Projects will be on southeastern markets, and for purposes of Acquisition Projects and Conversion Projects will be on national markets, that it considers to have favorable risk-return characteristics. The Company, operating through wholly-owned special purpose entities (“SPE”) as real estate owner-operators, intends to create, operate and hold a portfolio of Company Properties on a long-term basis, approximating seven years, and ultimately dispose of them to generate revenue for the Company. The Company is not a registered broker-dealer, an investment adviser, or a funding platform.

This is an initial offering (“Offering”) being conducted by the Company on a “best efforts” basis for its Series A Preferred Shares (“Preferred Shares”). The Company seeks to raise $50,000,000 from the Offering of Preferred Shares. The Company will seek to pursue Development Projects, Acquisition Projects, and Conversion Projects that have the potential to provide ongoing income to investors in the Preferred Shares, paid or accrued monthly (“Preferred Dividend”), plus potential capital appreciation through additional dividends (“Special Dividends”) based on fifty (50%) percent of the net proceeds generated by the Company from the disposition of Company Properties. However, as the Offering is a blind pool and the Company has no track record, there can be no guarantee that such returns can or will be achieved.

The Preferred Shares have no public market and will not be listed on any national securities exchange or on the over-the counter inter-dealer quotation system. For a description of the principal terms, see “The Offering” section on page [FILL IN]. The proposed sale of the Preferred Shares will begin as soon as practicable after the information statement, of which this Offering Circular forms a part, has been qualified by the SEC and will terminate December 31, 2019 (“Offering Period”). The Offering Period may be extended, or the Offering terminated at any time by the Company in its sole discretion. The Preferred Shares are being offered pursuant to Regulation A (“Regulation A”) under the Securities Act of 1933, as amended (“Securities Act”), for Tier 2 offerings. The Preferred Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. Funds from this Offering will be made available to the Company once it raises a minimum of $500,000 excluding sales to Company affiliates (“Minimum Offering Amount”). There are no provisions for the return of funds once the Minimum Offering Amount is sold.

	Per Share		Minimum Offering Amount		Maximum Offering Amount
Price to public		$1000.00		$500,000.00		$50,000,000.00
Underwriting discounts and commissions(1)		$(105.00)		$(52,500.00)		$(5,250,000.00)
Proceeds, before expenses, to the Company		$895.00		$447,500.00		$44,750,000.00
Proceeds to other persons	$	N/A	$	N/A	$	N/A

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Investors will pay upfront selling commissions in connection with the purchase of Preferred Shares. The Company has entered into, or will enter into arrangements for compensation and fees to its Managing Broker-Dealer (“MBD”), which include a placement fee equal to seven (7.0%) percent of Gross Offering Proceeds (“Placement Fee”) which the MBD in turn may re-allow up to all of the Placement Fee to participating brokers who are not affiliates of the Company, a marketing support fee equal to one and one-half (1.5%) percent of Gross Offering Proceeds (the “Marketing Support Fee”), up to all of which may be reallowed to participating brokers who are not affiliates of the Sponsor, and a dealer manager fee of up to two (2.0%) percent (subject to reduction in certain circumstances) of Gross Offering Proceeds (the “Dealer Manager Fee”), up to all of which may be reallowed to participating brokers. Notwithstanding the foregoing, the Sponsor, Advisor, their employees, officers and directors, registered principals or representatives of the Placement Agent or a participating broker and the immediate friends and family of any of the foregoing persons, as well as clients of an investment adviser registered under the Investment Advisers Act of 1940, as amended, who have been advised by such adviser on an ongoing basis regarding investments other than in the Company, and who are not being charged by such adviser or its affiliates through the payment of commissions or otherwise for the advice rendered by such adviser in connection with the purchase of Preferred Shares through a participating broker, may purchase Preferred Shares at a discounted price equal to One Thousand ($1,000.00) Dollars, less the Seven (7.0%) Percent Placement Fee, for a net discounted price of Nine Hundred Thirty ($930.00) Dollars per Preferred Share. The Preferred Shares are being offered hereby by the Company through its Corporate Equity Officer and Director, Mr. Sean D. Casterline (“Casterline”), who holds Series 7 and Series 65 licenses and is licensed as a registered representative with a registered broker-dealer, Maitland Securities, Inc., appointed by the Company as its Managing Broker-Dealer (“MBD”). Additionally, the Company intends to conduct its operations so that neither the Company, nor any of its subsidiaries, will meet the definition of investment company under Section 3(a)(1) of the Investment Company Act of 1940, as amended (the “Investment Company Act”) and, accordingly, neither the Company nor any of its subsidiaries intend to register as an investment company under the Investment Company Act.

INVESTMENT IN SHARES OF THE COMPANY INVOLVES SIGNIFICANT RISK, AND YOU MAY BE REQUIRED TO HOLD YOUR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. YOU SHOULD PURCHASE THIS SECURITY ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE [FILL IN] OF THIS OFFERING CIRCULAR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10 PERCENT OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

The date of this Offering Circular is December 1, 2018.

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IMPORTANT NOTICES TO INVESTORS

INVESTMENT IN REAL ESTATE INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OTHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE ISSUER AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE ISSUER OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE COMPANY WILL BE PERMITTED TO MAKE A DETERMINATION THAT THE PURCHASERS OF SHARES IN THIS OFFERING ARE “QUALIFIED PURCHASERS” IN RELIANCE ON THE INFORMATION AND REPRESENTATIONS PROVIDED BY THE PURCHASERS REGARDING THE PURCHASERS’ FINANCIAL SITUATION. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV.

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STATE LAW EXEMPTION AND INVESTOR SUITABILITY REQUIREMENTS

The Preferred Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this Offering will be exempt from state law “blue sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Preferred Shares offered hereby are offered and sold only to “qualified purchasers” or at a time when the Preferred Shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in the Preferred Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, the Company reserves the right to reject any investor’s subscription in whole or in part for any reason, including if the Company determines in its sole and absolute discretion such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

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The following table of contents has been designed to help you find important information contained in this Offering Circular.

The Company encourages you to read the entire Offering Circular.

TABLE OF CONTENTS

IMPORTANT NOTICES TO INVESTORS	4
STATE LAW EXEMPTION AND INVESTOR SUITABILITY REQUIREMENTS	5
TABLE OF CONTENTS	6
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	7
OFFERING CIRCULAR SUMMARY	10
THE OFFERING	17
RISK FACTORS	19
PLAN OF DISTRIBUTION	23
USE OF PROCEEDS	26
DESCRIPTION OF BUSINESS	30
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	41
PLAN OF OPERATIONS	42
DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES	48
COMPENSATION OF MANAGEMENT AND DIRECTORS	51
PRINCIPAL SHAREHOLDERS	51
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	52
SHAREHOLDER RIGHTS UNDER THE COMPANY’S ARTICLES OF INCORPORATION AND BYLAWS	58
FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY	64
LEGAL MATTERS	66
EXPERTS	66
ADDITIONAL INFORMATION	67
PART FS - INDEPENDENT AUDITOR'S REPORT	70
PART FS - AUDITED FINANCIAL STATEMENT AS OF AUGUST 10, 2018	72
PART FS - NOTES TO AUDITED FINANCIAL STATEMENT AS OF AUGUST 10, 2018	75
PART III - EXHIBITS	77
SIGNATURES	78
Exhibit A – Articles of Incorporation
Exhibit B – Bylaws
Exhibit C – Form of Subscription Agreement
Exhibit D – Shareholders’ Agreement
Exhibit E – Advisory Agreement
Exhibit F – Asset Management Agreement
Exhibit G – Consent to Use Legal Opinion
Exhibit H – Consent of Independent Auditor
Exhibit I – Legal Opinion

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Offering Circular Summary,” “Risk Factors,” “Description of Business”, “Plan of Operations,” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology. In this Offering Circular, unless the context indicates otherwise, references to “we”, “our”, and “the Company” refer to Tuscan Gardens Senior Living Communities, Inc.

The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company or are within its control. If a change occurs, its business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to the Preferred Shares, along with the following factors that could cause actual results to vary from the Company’s forward-looking statements:

•	This is a Blind Pool Offering as the Company has yet to identify any specific assets to acquire with the Net Proceeds of this Offering.

•	The Company has no track record, and has yet to commence operations.

•	While Company Affiliates have ownership interests in a variety of senior living facilities, none of the Company Affiliates’ referenced investments in the “Company Affiliates’ Ownership Interests in Senior Living Facilities” section offer conclusive predictive validation of Management’s ability to realize target returns for the Company as none have been liquidated and are all still in lease-up or transition.

•	The Company’s activities have been limited to developing its business and financial plans. The Company will not have the necessary capital to develop or execute its business plan until it is able to secure financing. There can be no assurance that such financing will be available on suitable terms. Even if it raises 100% of the Offering, the Company may not have sufficient capital to execute its business plan or begin generating substantial revenues from operations.

•	The Company’s business plan is untested, and its management team has a limited track record. If the Company is unable to execute its business plan, it will not be able to generate any revenues and its results of operations would be adversely affected.

•	The Company’s management team has limited experience or track record in real estate financing, development, and acquisition of projects.

•	The Company’s revenue is based on the successful launch and exit of its projects. If the Company is unable to attract sufficient investor interest in its projects, it will not be able to launch its projects and generate revenue.

•	You will not have any interest in, and your investment will not be secured by any Company Properties. Any returns on your investment will depend solely on the results of operations of the Company Properties.

•	Your returns on an investment will depend on the successful development or acquisition, results of operations, and profitable disposition of Company Properties.

•	The Company’s assessment of the merits of any identified projects under consideration for may be inaccurate, which may negatively affect its results of operations.

•	The Company will not proceed to release funds unless it is successful in raising the specified Minimum Offering Amount.

•	Timing of development in real estate-related projects is inherently uncertain and any delays in the development or acquisitions of Company Properties will adversely affect your investment.

•	There is no current basis for you to evaluate the possible merits or risks of the Company’s business.

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•	The Company may not successfully implement the exit strategy, in which case investors may not experience any capital appreciation from the sale of their Preferred Shares.

•	The Company may not generate sufficient income to fund Preferred Dividends and there is a risk that the Company may never pay any dividend. Additionally, the Company may use other sources including borrowings and sales of assets. If it pays Preferred Dividends from sources other than its cash flow from operations, it will have less funds available for investments and your overall return may be reduced.

•	The Company’s investments in real estate will be subject to the risks typically associated with real estate.

•	The Company’s future performance is difficult to evaluate as it has not commenced operations.

•	As the Sponsor will exercise complete control over the Company, it will have the ability to make decisions regarding (i) changes to share classes without shareholder notice or consent, (ii) making changes to the Company’s Articles of Incorporation whether to issue additional common stock and preferred stock, including to itself, (iii) employment decisions, including compensation arrangements; and (iv) whether to enter into material transactions with related parties.

•	The Company’s Articles of Incorporation, Bylaws, Subscription Agreement, and Shareholder Agreement all provide mandatory binding arbitration provisions that, unlike in judicial proceedings, are subject to determination by an arbitrator, not a judge, who is not necessarily governed by the same standards. In light of that, there is a risk that an arbitrator will not view the contract or the law in the same way a judge would and may grant a remedy or award relief that the arbitrator deems just and equitable and within the scope of the agreement of the parties or based on simple notions of equity, rather than the facts or the relevant law. Furthermore, there is a risk that an arbitrator may interpret the relevant agreements or facts without regard to legal precedent. That risk is exacerbated by the fact that it is more difficult to overturn or vacate an arbitration award, because the law supports confirmation of an arbitration decision which is not otherwise arbitrary or capricious; therefore, investors should consider the difficulty of reversing an arbitration award, once made.

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•	The Company’s long-term growth depends upon its ability to retain and grow its investor base by successfully identifying and acquiring projects with attractive returns on investment. If the Company is unable to find such projects or if Company Properties do not produce the expected returns, it may be unable to retain or grow its investor base, and its operations and business could be adversely affected.

•	The amount of capital to be raised by the Company through this Offering comprises approximately ten percent (10%) of the total amount needed to fund the acquisition, development, construction, and operation of Company Properties. The Company does not have a credit facility to finance the acquisition of real estate. It will use best efforts to obtain funds from one or more third parties to finance the acquisition, development, construction, and operation Company Properties. Obtaining funds from third parties requires an increase in the amount of financing the Company will be obligated to repay. In addition, there is no certainty that funds from third parties will be available at a reasonable cost, if available at all.

•	There has been no public market for the securities of the Company. The Preferred Shares will not be listed on any securities exchange. There will be no active market for the Preferred Shares.

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OFFERING CIRCULAR SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before investing in Preferred Shares. You should carefully read the entire Offering Circular including the risks associated with an investment in the specific securities you are offered, which are discussed under the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” In this Offering Circular, unless the context indicates otherwise, references to “we”, “our”, and “the Company” refer to Tuscan Gardens Senior Living Communities, Inc.

Overview

Tuscan Gardens Senior Living Communities, Inc. (“Company”) is a newly formed Florida corporation, that was organized on July 20, 2018. The Company expects to commence operations as soon as practicable after the information statement, of which this Offering Circular forms a part, has been qualified by the SEC.

The Company intends to invest in wholly-owned subsidiaries that develop (“Development Projects”), acquire (“Acquisition Projects”), or convert other real estate properties including hotels (“Conversion Projects”) into senior living rental communities ranging from $15,000,000 to $100,000,000 per community, consisting of independent living, assisted living and/or memory care for approximately fifty (50) to two-hundred and fifty (250) residents (“Company Properties”). The Company’s primary focus for purposes of Development Projects will be on southeastern markets, and for purposes of Acquisition Projects and Conversion Projects will be on national markets, that it considers to have favorable risk-return characteristics. The Company, operating through wholly-owned special purpose entities (“SPE”) as real estate owner-operators, intends to create, operate and hold a portfolio of Company Properties on a long-term basis, approximating seven years,, intends to create and operate a portfolio of Company Properties on a long-term basis, approximating seven years, and ultimately dispose of them to generate revenue for the Company. The Company is not a registered broker-dealer, an investment adviser, or a funding platform.

This is an initial offering by the Company on a “best efforts” basis for its Series A Preferred Shares (“Preferred Shares”). Company management (“Management”) will be making the investment decisions for the Company based on the management and business recommendations of an affiliate entity, Tuscan Gardens Advisor, LLC (“Advisor”). The ongoing operation of Company Properties will be overseen by an affiliate entity, Tuscan Gardens Senior Living Communities Asset Management, LLC (“Asset Manager”). The Asset Manager and Advisor are both Florida limited liability companies. Tuscan Gardens Management Corporation (the “Management Corporation”), an affiliate entity is the manager of the Asset Manager and the manager of the Advisor and will be making the business decisions for the Asset Manager and Advisor.

Substantially all of the Company’s assets will be indirectly held by, and substantially all of its operations will be indirectly conducted through, wholly-owned community-specific limited liability subsidiaries (“Holdco”) which will be the beneficial owners of Company Properties through each Holdco’s investment in community-specific limited liability companies that will hold fee simple title to the real property (“Propco”), and community-specific limited liability companies that will operate the Company Property (“Opco”).

Under this structure, Tuscan Gardens Capital Partners, LLC (“Sponsor”), an affiliate of the Company, will be the sole common member (“Common Member”) and receive common membership units (“Common Units”) in each Holdco, and the Company will also invest as a preferred member, and receive preferred membership units (“Preferred Units”) in each Holdco. Holdco’s, Propco’s, and Opco’s will all be managed by the Management Corporation. Each of the Company’s investments will be structured similarly.

The proceeds from the Offering may be used to (i) pay fees and expenses relating to the organization of the Company and the sale of the Preferred Shares, (ii) invest in community-specific Holdco’s which will invest in the development and acquisition of Company Properties, and pay expenses related to the acquisition of such investments, and (iii) establish working capital reserves for the Company to fund operating and other expenses of the Company. The Company expects to use the Offering proceeds to pay such amounts at such time and in such order as the Management deems, in its sole and absolute discretion, to be in the best interest of the Company.

The expenses of this Offering, including the preparation of this Offering Circular and the filing of this Offering Statement, estimated at $350,000, are being paid for by on behalf of the Company by the Sponsor, and will be repaid to Sponsor from the Company’s working capital reserves, the timing of which shall be as Management deems, in its sole and absolute discretion, to be in the best interest of the Company.

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Project Selection, Due Diligence and Feasibility Assessment

The Company intends to perform due diligence in variety of areas to assess the viability of potential projects. The Company’s diligence includes an evaluation of a potential project’s desirability based on: (1) overall market depth for senior living communities based on the age, need, and income qualified population in the property’s primary market area, (2) current and future market penetration based on current and forecast supply relative to the market depth, (3) household income and average home sale prices as these are the primary sources from which residents of Company Properties fund their living expenses, (4) five year forecast growth rate for senior population, and (5) the market position of the potential project relative to competitor price and quality. Once a project passes the Company’s preliminary due diligence, financial risks and returns are modeled to determine if the project is able to meet its financial projections and achieve Company return targets. This includes stress testing and sensitivity analyses on projected cash flows using financial models to gauge the project’s financial strength, rate sensitivity, occupancy and lease-up sensitivity, and exit capitalization rate sensitivity.

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Series A Preferred Shares

The Company has established a preferred non-voting class of shares referred to as Series A Preferred Shares with $1,000 par value per share Preferred Share (“Preferred Shares”) and seeks to raise $50,000,000 through the sale of 50,000 Preferred Shares.

Services Performed by, and Compensation Paid to Affiliates

The Asset Manager, Advisor and other Sponsor affiliates (collectively “Company Affiliates”) will be engaged by the Company and its affiliates to perform various value add services for Management’s day to day management of the Company including the investment of its assets, the acquisition, development, financing and disposition of properties, and offering placement services. Company Affiliates will receive fees and compensation for such services as described in this section. None of the agreements for such services are the result of arm’s-length negotiations. The Company believes, however, that the terms of such arrangements are reasonable and are comparable to those that could be obtained from unaffiliated entities. The timing and nature of these fees could create a conflict between and among the interests of the Asset Manager, the Company, and those of the Investors. Services performed by Company Affiliates include the following:

Asset Manager Services to the Company. The Asset Manager is responsible for the oversight of day to day Company Property management decisions by the Community Manager, pursuant to an agreement between the Asset Manager and the Company (“Asset Management Agreement”). Under the Asset Management Agreement, the Company will pay the Asset Manager, on a monthly basis, an annual Asset Management Fee (the “Asset Management Fee”) equal to two (2.0%) percent of Gross Assets under management. In the event the Asset Management Fee is paid to the Asset Manager in connection with any community that is not ultimately acquired by the Company, such Asset Management Fee shall be promptly repaid by the Asset Manager to the Company. These amounts are expected to be funded with working capital reserves established with Net Offering Proceeds prior to such time as the Company receives distributions from the Holdcos in amounts sufficient to pay such fees. As used herein, “Breakeven Cash Flow” means the amount of net cash flow from the operations of a Company Property necessary to meet any capital expenditure reserve payments and all principal and interest debt service payments.

Placement Agent Services to the Company. The Company relies on non-affiliated entities and individuals (“Placement Agent”) to prepare, issue, market, and distribute the Offering to qualified investors. The Company has entered into, or will enter into arrangements for compensation and fees to its Managing Broker-Dealer (“MBD”), which include a placement fee equal to seven (7.0%) percent of Gross Offering Proceeds (the “Placement Fee”) which the MBD in turn may re-allow up to all of the Placement Fee to Participating Brokers who are not Affiliates of the Company, a marketing support fee equal to one and one-half (1.5%) percent of Gross Offering Proceeds (the “Marketing Support Fee”), up to all of which may be reallowed to Participating Brokers who are not Affiliates of the Advisor, and a dealer manager fee of up to two (2.0%) percent (subject to reduction in certain circumstances) of Gross Offering Proceeds (the “Dealer Manager Fee”), up to all of which may be reallowed to Participating Brokers. Notwithstanding the foregoing, the Advisor, its employees, officers and directors, registered principals or representatives of the Placement Agent or a Participating Broker and the immediate friends and family of any of the foregoing persons, as well as clients of an investment adviser registered under the Investment Advisers Act of 1940, as amended, who have been advised by such adviser on an ongoing basis regarding investments other than in the Company, and who are not being charged by such adviser or its affiliates through the payment of commissions or otherwise for the advice rendered by such adviser in connection with the purchase of Preferred Shares through a Participating Broker, may purchase Preferred Shares at a discounted price equal to One Thousand ($1,000.00) Dollars, less the Seven (7.0%) Percent Placement Fee, for a net discounted price of Nine Hundred Thirty ($930.00) Dollars per Preferred Share.

Organizational and Offering Expenses. The Company will reimburse the Asset Manager, the Advisor, or Company Affiliates for Organizational and Offering Expenses up to five (5.0%) percent of Maximum Offering Amount. As used herein, “Organizational and Offering Expenses” means any and all costs and expenses, exclusive of the Placement Fee, the Marketing Support Fee, the Dealer Manager Fee, and the Acquisition Fees incurred by the Company, the Asset Manager, the Advisor or any Company Affiliate in connection with the formation, qualification, organization and registration of the Company and the marketing, distribution and issuance of Preferred Shares, including, without limitation, the following: legal, accounting and escrow fees, costs of printing, amending, supplementing, mailing, and distribution costs; filing, registration, and qualification fees and taxes; personnel costs associated with processing Investor subscriptions, the preparation and dissemination of organizational and Offering documents and sales materials, and the attendance by the Company or Company Affiliates at sales meetings; telecopy and telephone costs, all advertising, promotional and marketing expenses, including the costs related to Investor and broker-dealer sales meetings or events paid or reimbursed by the Company; and bona fide due diligence expenses incurred by the Placement Agent and Participating Brokers. Approximately One Hundred Fifty Thousand ($150,000.00) Dollars of Organizational and Offering Expenses have been incurred by the Asset Manager and will be reimbursed by the Company from Offering Proceeds. The Company’s accounting policy accounting policy in accordance with U.S. GAAP, Financial Accounting Standards Codification 720, is that Organizational and Offering Expenses will be expensed as incurred.

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Advisor Services to the Company. In order to achieve its investment objectives, the Company provides for an advisor’s oversight of the Company’s acquisitions, developments, financing, and disposition activities including without limitation the negotiation and execution of all agreements pertaining to development, acquisition, financing, and disposition of the Company’s assets. Tuscan Gardens Advisors, LLC (the “Advisor”) will serve as the management and business advisor to the Company pursuant to an advisory agreement with the Company (the “Advisory Agreement”) to advise on all business matters of the Company pursuant to the Advisory Agreement. The Advisor is a wholly-owned, captive affiliate of Tuscan Gardens Management Group, LLC (“TGMG”), a Florida limited liability company, is not a registered investment advisor under the Investment Advisers Act of 1940, and exclusively provides management and business consulting, rather than investment advisory services, to the Company and its majority-owned affiliates which include Tuscan Gardens Senior Living Fund, LLC and Tuscan Gardens Senior Living Income Fund, LLC. TGMG is a real estate private equity company specializing in senior living community development and acquisitions. TGMG’s leadership has over 100 years of collective experience investing in income producing real estate including senior living communities, hospitality, retail, multifamily, industrial, restaurant and other real estate sectors. TGMG’s strategy is to hire experienced third-party operators (“Company Property Manager”) to operate the senior living communities that it builds or acquires. TGMG, through its affiliates, manages assets for investors through various investment vehicles on behalf of retail investors, high net worth individuals and private equity investors. The Advisor may terminate the Advisory Agreement with or without cause and without penalty, by giving sixty (60) days’ prior written notice to the Company. Under the Advisory Agreement, the Advisor will receive the following compensation for its services:

Acquisition Fees. The Company will cause each respective Holdco to pay the Advisor acquisition fees (the “Acquisition Fees”) for the selection, purchase, underwriting, financing, development or construction of the Communities equal to three (3.0%) percent of the Company’s prorata percentage of total Holdco preferred ownership interests multiplied by estimated Total Project Costs, as defined herein, upon the acquisition of each Company Property. In the event the Acquisition Fees are paid to the Advisor in connection with any property that is not ultimately acquired by the Company, such Acquisition Fees shall be promptly repaid by the Advisor to the Company.

Financial Guarantee Fee. The Company will cause each respective Holdco to pay the Advisor, on a monthly basis, an annual Guarantee Fee (the “Financial Guarantee Fee”) equal to three quarters of one (0.75%) percent of guaranteed amounts under total aggregate financing (“Guaranteed Amount”) for each Company Property for which Advisor or its affiliates provide financial or carve-out guarantees. The Company will pay the Advisor the Financial Guarantee Fee earned with respect to the Guaranteed Amount upon the execution of guarantees by Advisor or its affiliates at each Company Property. In the event the Financial Guarantee Fee is paid to the Advisor in connection with any Company Property that is not ultimately developed or acquired by the Company, such Financial Guarantee Fee shall be promptly repaid by the Advisor to the Company. These amounts are expected to be funded with working capital reserves established with Net Offering Proceeds prior to such time as the Company receives distributions from the Holdcos in amounts sufficient to pay such fees. As used herein, “Breakeven Cash Flow” means the amount of net cash flow from the operations of a Company Property necessary to meet any capital expenditure reserve payments and all principal and interest debt service payments.

Disposition Fees. The Company will cause each respective Holdco to pay the Advisor disposition fees (the “Disposition Fees”) for the disposition, recapitalization, or sale of Communities equal to three (3.0%) percent of the Company’s prorata percentage of total Holdco preferred ownership interests multiplied by the actual selling price or recapitalized amount, as defined herein, upon the sale or recapitalization of each Company Property. In the event the Disposition Fees are paid to the Advisor in connection with any Company Property that is not ultimately sold or recapitalized by the Company, such Disposition Fees shall be promptly repaid by the Advisor to the Company.

Reimbursement of Advisor Operating Expenses. The Company will cause each respective Holdco to pay the Advisor and its Affiliates, as applicable, for Advisor’s ongoing operating expenses incurred on behalf of the Company, the Holdcos or their affiliates. These amounts are expected to be funded with working capital reserves established with Offering proceeds prior to such time as the Company receives distributions from the Holdcos in amounts sufficient to pay such operating expenses. These amounts are estimated to be two (2.0%) percent of the Company’s prorata percentage of total Holdco preferred ownership interests multiplied by Total Project Costs.

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Development Services to the Company. The Company relies upon dedicated, affiliate development entities (“Devco”) to achieve on-time, on-budget completion of each Company Property it develops. These Devcos are responsible for the successful engagement with sellers, regulatory officials, and other parties necessary to secure land use entitlements, requisite development approvals and permits, as well as the oversight of general contractors. In consideration for these services, the Company will cause each respective Propco to pay the applicable Devco a site development fee in an amount equal to five (5.0%) to seven (7.0%) percent of Total Project Costs (including financing costs and interest expense, pre-opening operating expenses and working capital reserves) for design and development services. Upon commencement of construction at each site, or sooner as provided for under the applicable development agreement between each respective Propco and the applicable Devco, an amount not to exceed seventy-five (75%) percent of this fee will be due and payable for the respective Company Property, with the balance paid in installments over the projected site construction period, which is typically eighteen (18) to twenty-four (24) months, subject to any additional lender requirements.

Conflicts of Interest

There are conflicts of interest between and among the Company, the Asset Manager, the Advisor, the Sponsor, the Devco, and other Company Affiliates. Asset Manager and Advisor may provide services to other affiliate companies in addition to the Company. All of the agreements and arrangements between and among Company Affiliates and the Company, including those related to compensation, are not the result of arm’s-length negotiations. The Company will try to balance the interests of Company Affiliates with the interests of the Company. However, to the extent that the Company takes actions that are more favorable to Company Affiliates than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on the dividends to holders of Preferred Shares and the value of those securities. The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

The Company relies on key real estate professionals including Laurence J. Pino, William N. Johnston, and Christopher P. Young (collectively “Management”), for the day-to-day operation of its business. As a result of their interests in other Company Affiliates, their obligations to other investors, and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, Management will face conflicts of interest in allocating their time among us, the Asset Manager, the Advisor, other Company Affiliates, and other business activities in which they are involved. However, the Company believes that the Asset Manager, Advisor, and their respective affiliates have sufficient real estate professionals to fully discharge their responsibilities to the Company.

Demographics of Senior Living

The demographic shift in the United States is noteworthy. Over the next twenty years, the 65-or-over age cohort is anticipated to grow some sixty-five percent (65%) from 55 million to 79 million seniors. That will result in over 50 million households headed up by someone in the 65-or-over age category. By 2035, that number will morph to one out of every three American households headed up by somebody who is over the age of 65 (JCHS, 2016). Noteworthy is not only the significance of the projections recently made, but that it is tracking earlier estimates provided by the Administration on Aging (AoA, 2009), suggesting that the 85-and-older age cohort will increase from 4.2 million in 2007 to 5.7 million in 2010 (a 6% increase) (Yokum & Wagner, 2011).

To the extent that the leading edge of this tsunami of the senior population is driven by the coming of age of the large baby boom generation (born 1946-1964), more than half of that growth will occur in just the next decade alone (JCHS 2016). As those baby boomers pass the age of 80, between 2025 and 2035, the 80-and-over population will swell one-hundred percent from 12 million to 24 million with 70% of that growth spawned during the last decade. That explosive growth will shift the age distribution in the United States to 1 in 5 – 20% -- of the population aged 65 and over by 2035, a 40% percent increase from the distribution the country currently experiences (JCHS 2016). The following charts provide a graphic portrayal of the above (JCHS, 2016).

To put the growth of the senior population in perspective, it is sufficient to simply compare more recent populations against historical ones. For example, the population of the 65-75 age cohort in 2007, was 8.8 times greater than in 1990; the population of the 75-84 age cohort in 2007 was 17 times greater than in 1990; and the population of the 85-and-older age cohort in 2007 was 45 times greater than in 1990 (Yokum & Wagner, 2011).

The simple size of the baby boom generation is certainly a critical factor in the graying of America; however, it is not the only factor. Increasing life expectancy precipitated by advances in medical care, more attention to healthier lifestyles, and ongoing successful outcomes in treating chronic and fatal diseases have all had a cumulative effect on increasing life expectancy. Life expectancy for individuals born in 2003 reached an all-time high of 77.3 years. Punctuating the divergence between the two is the life expectancy of an individual who reaches the age of 65 in 2002 who can expect an additional 18.2 years, for a consolidated total of 83.2 (AoA 2005). However, an individual reaching the age of 85 has an additional life expectancy of 6.0 years (AoA 2003), for a consolidated total of 91 (AoA, 2003; Yokum & Wagner, 2011).

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Along the same lines as the increases in demographics of an aging population, the incidence of cognitive impairment affecting the elderly will also continue to grow, which is self-evident inasmuch as dementia and other forms of cognitive impairment primarily affect populations above 65 and become pronounced above the age of 85. While it is good news for everyone that the per capita rate of dementia prevalence has declined over the past several decades, that bright light is dimmed by the simple reality of the hypergrowth in the 65-or-over population through 2035.

For instance, if dementia rates continue to climb at half the rate they did from 2000-2012, we would still have some 6 million people over age 65 with dementia and another 14 million having some form of cognitive impairment. In fact, it is estimated that based on current rates, the number of older adults with dementia may reach 7.6 million and the number with cognitive impairment – broad forms of Criteria for Dementia (CIND) – will reach 15.5 million by 2035.

According to the Commission on Long-Term Care Report to the Congress (2013) U.S. Census Bureau, Federal Reserve Survey of Consumer Finances, the number of Americans needing long-term care is expected to grow from its 2010 level of twelve million people, to twenty-seven million people by the year 2050. Additionally, this report concluded that sixty-nine percent of Americans aged sixty-five and older will require some degree of Long-Term Care.

In the recent book Big Shifts Ahead: Demographic Clarity for Business (Advantage Media Group, Copyright © 2016 by John Burns Real Estate Consulting, LLC) demographic researcher John Burns predicted that by 2025, the number of people aged 65 or older will increase 38% over a ten-year period from 48 million in 2015 to 66 million in 2025. Furthermore, he concluded that the number of people turning 65 each year is trending higher, with 3.5 million people turning 65 compared in 2016 compared to 2.2 million turning 65 in 2006.

According to the 2017 National Investment Center Data Service (“NIC”) ASHA 50 report, the market’s ability to absorb senior housing inventory growth (new construction) has remained relatively consistent over the five-year period from Q2 2014 to Q3 2017 as Senior Housing Occupancy has ranged from 89% to 91%, with average assisted living and memory care annual rental growth ranging from 2% to 3%.

Given the increasing rate at which Americans are turning 65 years old each year, and the forecast growth to twenty-seven million Americans expected to need long-term care by 2050, the Company believes that the industry demographics are compelling.

Competitive Strengths

The Company’s competitive strengths stem from the Management’s experience and understanding of the compelling growth trends in the senior housing market, and proven ability to successfully develop and acquire senior living communities that address this growing need based on the aging of Americans, especially the baby boomers who currently represent the country’s largest demographic segment.

As of the date of this Offering Circular, total senior living communities developed or acquired by Company Affiliates consist of three Class A luxury communities totaling approximately $150 million developed under the Tuscan Gardens® brand in Venice, Florida (opened November 2016), Palm Coast, Florida (opening December 2018), and Delray Beach, Florida (opening January 2020). Additionally, Company Affiliates hold a 15% interest in a $100 million portfolio of Class A luxury communities known as the Living Well Lodges that were acquired in January 2016 for approximately $100 million.

Expansion of Company Focus to include the Mid-Market in Addition to the Class A Luxury Segment

The Company intends to build upon Management’s experience developing, acquiring, and operating Sponsor Affiliate luxury Class A senior living communities, by continuing to focus on the development of luxury, Class A senior living communities in southeastern markets, as well as expanding on a national basis into the underserved mid-market segment that offers greater affordability in response to an emerging social crisis for aging Americans unable to afford $5,000 or more for senior living communities.

This growing, underserved mid-market segment known as “the missing middle” represents a demographic segment that can neither afford Class A luxury senior living communities, nor is eligible for government income-based subsidies that are available to residents of low-income senior living communities. By pursuing cost-effective acquisitions, and conversions of other real estate properties including hotels for adaptive reuse into senior living rental communities to serve this market segment on a national basis, Management believes it can provide a compelling, differentiated offering to residents that i) satisfies their need for safety and care, ii) provides a positive resident experience at more affordable levels than the development or acquisition of purpose-built senior living communities, and iii) achieves operating margins that are consistent with Sponsor Affiliate properties through reduced marketing costs due to shorter lease-up periods driven by favorable demand elasticity at lower monthly rates.

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Corporate Information

The Company’s executive offices are located at 189 S. Orange Ave, Suite 1650, Orlando, FL 32801. The Company’s telephone number is (407) 206-6577.

Reporting Requirements Under Tier 2 of Regulation A

Following this Tier 2 Regulation A offering, the Company will be required to comply with certain ongoing disclosure requirements under Regulation A. The Company will be required to file (i) an annual report with the SEC on Form 1-K, (ii) a semi-annual report with the SEC on Form 1-SA, (iii) current reports with the SEC on Form 1-U, and (iv) a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events. Parts I and II of Form 1-Z will be filed by the Company if and when it decides to and is no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

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THE OFFERING

Issuer:	Tuscan Gardens Senior Living Communities, Inc.

Securities Offered:	Series A Preferred Shares (“Preferred Shares”)

Par Value:	$1,000.00 per share

Minimum Purchase:	Ten (10) Preferred Shares or Ten Thousand ($10,000.00) Dollars

Minimum Offering Amount:	500 Preferred Shares ($500,000)

Maximum Offering Amount:	50,000 Preferred Shares ($50,000,000)

Escrow:	Proceeds received from investors will be escrowed by Securities Transfer Corporation, 2901 N. Dallas Parkway, Suite 380, Plano, Texas 75093 (“Escrow Agent”) until a minimum of $500,000 has been received for the Preferred Shares.

In the event that the Minimum Offering Amount is not sold within 180 days, all funds will be refunded by the Escrow Agent to investors without interest or deduction.

Offering Price:	$1,000 per Preferred Share (“Offering Price”)

Offering Period:	To begin as soon as practicable after the information statement, of which this Offering Circular forms a part, has been qualified by the SEC, and will terminate December 31, 2019.

The Offering Period may be extended, or the Offering terminated at any time by the Company in its sole discretion.

Dividend Rights:	Subject to declaration by the Board of Directors on no less than a quarterly basis, acting in its sole discretion based on the best interests of the Company, the Company will seek to provide ongoing income to investors in the Preferred Shares, paid or accrued monthly (“Preferred Dividend”), plus potential capital appreciation through additional dividends (“Special Dividends”) based on fifty (50%) percent participation in the net proceeds generated by the Company from the Holdco disposition of Company Properties.

Any unpaid Preferred Dividends will accrue at a non-compounded rate as declared by the Board of Directors, acting in its sole discretion based on the best interests of the Company, and as more specifically set out in THE COMPANY’S ARTICLES OF INCORPORATION and BYLAWS, attached as Exhibits A and B respectively.

In addition, Special Dividends may be declared and authorized for payment by the Board of Directors, acting in its sole discretion based on the best interests of the Company, and as more specifically set out in THE COMPANY’S ARTICLES OF INCORPORATION and BYLAWS, attached as Exhibits A and B respectively.

Voting Rights:	None

Dilution:	Not applicable

Liquidation Rights:	As set out in THE COMPANY’S ARTICLES OF INCORPORATION and BYLAWS, attached as Exhibits A and B respectively.

Conversion Rights:	None

Pre-emptive Rights:	None

Sinking Fund Provision:	None

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Liability for Further Calls:	None

Gross Proceeds:	The proceeds from this Offering prior to any commission, offering expenses, Advisor operating expenses, legal fees, fund management, supervisory and accounting services, and other working capital reserves (“Gross Proceeds”).

Net Proceeds:	Gross Proceeds, less selling commission (10.5% of Gross Proceeds), organization and offering expenses (5% of Maximum Offering Amount), Advisor operating expenses (2% of Gross Proceeds) (“Net Proceeds”).

Net Proceeds Allocation:	Based on raising the Maximum Offering Amount, the Company intends to initially allocate 95% of Net Proceeds to the Acquisition, Development and Construction of Company Properties, and 5% of Net Proceeds to legal fees, fund management, supervisory and accounting services, and other working capital reserves. Management may change this allocation at any time based on the actual Net Proceeds of the Offering and Management’s sole determination of what is in the best interests of the Company.

Risk Factors:	Investing in the Preferred Shares involves a high degree of risk. See “Risk Factors” beginning on page [FILL IN].

Transfer Agent:	Securities Transfer Corporation will act as the Company’s transfer agent, registrar and paying agent

Liquidity:	There is no public market for the Preferred Shares.

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RISK FACTORS

An investment in Preferred Shares of the Company involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing securities offered by the Company. Any of the following factors could harm the Company’s business and future results of operations and could result in a partial or complete loss of your investment. This could cause the value of Preferred Shares to decline significantly, and you could lose part or all of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

RISKS RELATED TO THE OFFERING

This Offering is being made pursuant to the rules and regulations under Regulation A of the Securities Act.

The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested.

Arbitrary Determination of the Offering Price.

The Offering Price has been arbitrarily determined by the Company and may not bear any relationship to assets acquired or to be acquired or the book value of the Company or any other established criteria or quantifiable indicia for valuing a business. Neither the Company nor Sponsor represents that the Preferred Shares have or will have a market value equal to their Offering Price or that the Preferred Shares could be resold (if at all) at their original Offering Price.

No market currently exists for the Preferred Shares.

There is a risk that no market for the Preferred Shares will ever exist and as a result, an investment in the Company would be illiquid in the event investors were to desire to liquidate their Preferred Share interests. While the Company may attempt to effectuate a liquidity event within approximately seven to ten years from the completion of this Offering, it is not required to effectuate a liquidity event by any specific date. If investors were to attempt to sell their Preferred Shares prior to the dissolution of the Company through secondary market sales or otherwise, they might have to sell them at a discount to their fair value as there is no certainty that they can be sold for full market value or that the Preferred Shares may be sold at any price.

RISKS RELATED TO THE COMPANY’S BUSINESS PLAN

The Company is a Blind Pool Investment without Operation and has no Track Record.

The Company has yet to identify any specific assets to acquire with the Net Proceeds of this Offering, has no track record, and has yet to commence operations. While Company Affiliates have ownership interests in a variety of senior living facilities, none of the Company Affiliates’ referenced investments in the “Company Affiliates’ Ownership Interests in Senior Living Facilities” section offer conclusive predictive validation of Management’s ability to realize target returns for the Company as none have been liquidated and are all still in lease-up or transition.

Risks of Paying Development Fees Prior to Stabilization of the Company Properties.

The Development Agreements provide for payment of a portion of the Development Fees from the Company to the community specific Devco upon commencement of construction or sooner, as provided for under the applicable development agreement between each respective Propco and the applicable Developer Entity, and payment of the balance of the Development Fees from the Company to the community specific Devco evenly over the construction periods. If construction commences, the community specific Devco will receive Development Fees. If the Company is unable to raise enough capital or obtain permanent financing to complete the development of a Company Property, the community specific Devco is not required to repay the Company for Development Fees it has received pursuant to the applicable Development Agreement. In addition, pursuant to the Development Agreements, the Propco’s are obligated to pay such remaining fees. If the Company does not have sufficient capital to fund capital contributions to the Holdcos for such purposes, the Company may be required to liquidate assets to meet the Holdco and Propco obligations.

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Investment Risk.

There can be no assurance that the Company will be able to achieve its investment objectives or that investors will receive any dividend or any return of their capital. Investment results may vary substantially over time, and as a result, investors should understand that the results of a particular period will not necessarily be indicative of results in future periods.

LEGAL, TAX AND REGULATORY RISKS

Legal, tax and regulatory changes could occur during the lifetime of the Company that may adversely impact the Company’s and Company Affiliates’ taxation status and any distributions from Holdcos to the Company, and Preferred Dividends or Special Dividends to investors.

Risk of Obtaining and Maintaining Licensure of Senior Housing Communities

State regulations require government approval for the necessary authorizations and permits to open and accept assisted living and memory care residents. Regulators regularly inspect facilities to ensure applicable standards are being maintained for the welfare of residents. Although the Sponsor has been successful in receiving and maintaining licensure for its Sponsor Affiliate facilities, there can be no assurance that such approvals will be obtained in a timely fashion or that regulatory changes which may result in additional costs, would not be occur.

Based on their inspections, regulators may revoke or suspend a license for a number of reasons, including: (a) an intentional or negligent act seriously affecting a facility resident’s health, safety or welfare; (b) misappropriation or conversion of resident property; (c) a determination by the regulator that the project owner lacks the financial ability to provide continuing adequate care to residents; or (d) a licensee’s failure during re-licensure to meet minimum licensing standards or applicable rules. Furthermore, regulators may seek an injunction in various circumstances, including to enforce applicable requirements against an assisted living community when a violation has not been corrected by the imposition of administrative fines or when the violation materially affects resident health, safety or welfare.

Risk of Arbitration.

The Company’s Articles of Incorporation, Bylaws, Subscription Agreement, and Shareholder Agreement all provide mandatory binding arbitration provisions that, unlike in judicial proceedings, are subject to determination by an arbitrator, not a judge, who is not necessarily governed by the same standards. In light of that, there is a risk that an arbitrator will not view the contract or the law in the same way a judge would and may grant a remedy or award relief that the arbitrator deems just and equitable and within the scope of the agreement of the parties or based on simple notions of equity, rather than the facts or the relevant law. Furthermore, there is a risk that an arbitrator may interpret the relevant agreements or facts without regard to legal precedent. That risk is exacerbated by the fact that it is more difficult to overturn or vacate an arbitration award, because the law supports confirmation of an arbitration decision which is not otherwise arbitrary or capricious; therefore, investors should consider the difficulty of reversing an arbitration award, once made.

The Company believes that binding arbitration is legally enforceable based on case law provisions as applicable to claims in connection with this offering (including secondary transactions whereunder Preferred Shares are resold by initial investors, and subsequent, secondary investors are governed by the Company’s Articles of Incorporation, Bylaws, and Shareholder Agreement) under federal law, state law, and U.S. federal securities laws. The legal enforceability based on case law as upheld by U.S. Supreme Court rulings, which, for the Commission’s reference, include but are not limited to the following: Arthur Andersen LLP v. Carlisle, 556 U.S. 624 (2009); Gilmer v. Interstate/Johnson Lane Corp., 500 U.S. 20 (1991); Rodriguez de Quijas v. Shearson/American Express, Inc., 490 U.S. 477 (1989); Shearson/American Express v. McMahon, 482 U.S. 220 (1987); and Dean Witter Reynolds Inc. v. Byrd, 470 U.S. 213 (1985).

As a result of this mandatory binding arbitration provision, Investors may incur increased costs to bring a claim, have limited access to information, and these provisions can discourage claims or limit investors’ ability to bring a claim in a judicial forum that they find favorable, In the event of arbitration these clauses would limit the legal remedies available to holders of Preferred Shares to arbitration for any claims they may have, however by agreeing to be subject to these arbitration provisions, investors will not be deemed to waive the company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder. Notwithstanding case law supporting the enforceability of arbitration, there does appear to be a split of authority suggesting that arbitration provisions are not always enforceable under federal and state law. Nonetheless, to the extent any arbitration provisions are ruled unenforceable, the Company would abide by such ruling.

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Risk that the Company’s Holdcos may fail to qualify as a disregarded entity for U.S. federal income tax purposes.

If any of the Company’s Holdcos fail to qualify as a disregarded entity for U.S. federal income tax purposes and no relief provisions apply, that Holdco would be subject to entity-level federal income tax. As a result, the Holdco cash available for Preferred Dividend payments to the Company, and as a result the Company’s ability to pay Preferred Dividends as well as the value of Preferred Shares could materially decrease.

Risk of Tax Liability arising from the Allocation of Holdco Income, Gain, Loss and Deduction.

The Holdco operating agreements provide for the allocation of income and gain to both the Common Members and Preferred Members of each Holdco, and 100% of the Holdco losses to the Holdco Common Members. The Company believes that all material allocations to the Members of each Holdco may or may not be respected for U.S. federal income tax purposes. The rules regarding partnership allocations are complex and no assurance can be given that the IRS will not successfully challenge the allocations in each Holdco operating agreement, and reallocate items of income, gain, loss or deduction in a manner which adversely increases the income allocable to the Members of each Holdco.

Risk that Holdco Tax liability may exceed cash distribution from dispositions.

There is a risk that on the disposition of the Company Properties the Holdco tax liability may exceed the distributable cash available. In the event of a foreclosure, or other involuntary disposition of the Company Properties, there is the possibility that the Company may have a larger tax liability than the amount of cash available at the time of the event, or at any time in the future.

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Risk of audit of Individual Investor returns.

There is a risk that an audit of the Company's records could trigger an audit of the individual investor’s tax records.

RISK RELATED TO CONFLICTS OF INTEREST

Management, Asset Manager or Advisor May be Involved in Similar Investments.

Management, the Asset Manager, Advisor, or their affiliates, may act as asset managers or advisors for other companies engaged in making similar investments, and intend to act as the asset managers and advisors of new yet to be formed companies.

Management, Asset Manager or Advisor May Have Interests in Similar Properties.

Management, the Asset Manager, Advisor, or their affiliates, own or may come to own an interest in properties that may compete with the Company Properties.

Management, Asset Manager or Advisor May Act on Behalf of Others.

Management, the Asset Manager, Advisor, or their affiliates, who may act as asset managers for the Company, may act in such capacities for other investors, companies, partnerships or entities that may compete with the Properties.

Management, Asset Manager or Advisor May Raise Capital for Others.

Management, the Asset Manager, Advisor, or their affiliates, who will raise investment funds, may act in the same capacity for other investors, companies, partnerships or entities that may compete with the Company Properties.

Management, Asset Manager's or Advisor's Compensation May be a Conflict.

The compensation plan for Management, the Asset Manager and Advisor may create a conflict among the interests of Management, the Asset Manager, the Advisor, and the interests of the Company.

Management, Asset Manager or Advisor Allocating Time and Resources to Company Affiliates.

Management, the Asset Manager, Advisor, and their affiliates may have a conflict in allocating their time and resources between the Company and other business activities they are involved with, including without limitation Company Affiliates. The Company does not require any minimum amount of time or attention that Management, the Asset Manager, or Advisor devote to the Company.

Potential Conflict between Company and its Legal Advisor and Company Attorney.

Laurence J. Pino (“Pino”) is the managing partner of Pino Nicholson PLLC (“PNL”), the law firm which represents the Company. As a result there may be conflicts of interest created by Pino’s interests in PNL, Asset Manager, Sponsor, Advisor, and Company Affiliates including time constraints, compensation arrangements, and allocation of investment opportunities among the aforementioned parties.

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PLAN OF DISTRIBUTION

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download from Company’s web platform, as well as on the SEC’s website at www.sec.gov.

The Preferred Shares are being offered hereby by the Company through its Corporate Equity Officer and Director, Mr. Sean D. Casterline (“Casterline”), who holds Series 7 and Series 65 licenses and is licensed as a registered representative with a registered broker-dealer, Maitland Securities, Inc., appointed by the Company as its Managing Broker-Dealer (“MBD”).

Additionally, the Company intends to conduct its operations so that neither the Company, nor any of its subsidiaries, will meet the definition of investment company under Section 3(a)(1) of the Investment Company Act of 1940, as amended (the “Investment Company Act”) and, accordingly, neither the Company nor any of its subsidiaries intend to register as an investment company under the Investment Company Act.

The Company has entered into, or will enter into arrangements for compensation and fees to its Managing Broker-Dealer (“MBD”) which include a placement fee equal to seven (7.0%) percent of Gross Offering Proceeds (the “Placement Fee”) which the MBD in turn may re-allow up to all of the Placement Fee to Participating Brokers who are not Affiliates of the Company, a marketing support fee equal to one and one-half (1.5%) percent of Gross Offering Proceeds (the “Marketing Support Fee”), up to all of which may be reallowed to Participating Brokers who are not Affiliates of the Advisor, and a dealer manager fee of up to two (2.0%) percent (subject to reduction in certain circumstances) of Gross Offering Proceeds (the “Dealer Manager Fee”), up to all of which may be reallowed to Participating Brokers. Notwithstanding the foregoing, the Advisor, its employees, officers and directors, registered principals or representatives of the Placement Agent or a Participating Broker and the immediate friends and family of any of the foregoing persons, as well as clients of an investment adviser registered under the Investment Advisers Act of 1940, as amended, who have been advised by such adviser on an ongoing basis regarding investments other than in the Company, and who are not being charged by such adviser or its affiliates through the payment of commissions or otherwise for the advice rendered by such adviser in connection with the purchase of Preferred Shares through a Participating Broker, may purchase Preferred Shares at a discounted price equal to One Thousand ($1,000.00) Dollars, less the Seven (7.0%) Percent Placement Fee, for a net discounted price of Nine Hundred Thirty ($930.00) Dollars per Preferred Share.

In order to subscribe to purchase this Offering, a prospective investor must either electronically or manually complete, sign and deliver an executed purchase agreement for the Preferred Shares (“Subscription Agreement”), and submit payment through i) www.CrowdStreet.com, a funding platform operated by CrowdStreet, Inc., 610 SW Broadway, Suite 600, Portland, OR 97205 (the “Platform”) in accordance with the instructions provided therein, or alternatively ii) by way of check or wire transfer payable to “Tuscan Gardens Senior Living Communities, Inc. Escrow Account” established for the benefit of the investors with Securities Transfer Corporation, 2901 N. Dallas Parkway, Suite 380, Plano, Texas 75093 (“Escrow Agent”) at a national bank or trust company (“Escrow Account”). The Offering will remain open from the date on which the Offering statement is qualified until December 31, 2019. All investor funds will be deposited by the Escrow Agent into the Escrow Account. Investor funds will be released from the Escrow Account only once the Minimum Offering Amount is reached. If the Offering fails to meet the Minimum Offering Amount, investor funds will be returned promptly by the Escrow Agent to investors without interest.

There is currently no trading market for the Preferred Shares and no trading market is expected to ever develop. As a result, investors should be prepared to retain this Offering for as long as this Offering remain outstanding and should not expect to benefit from any Preferred Share price appreciation.

In compliance with Rule 253(e) of Regulation A, the Company will revise the Offering statement, of which this Offering Circular forms a part, during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide update financial statements and shall be filed as an exhibit to the Offering statement, of which this Offering Circular forms a part, and be requalified under Rule 252 of Regulation A.

Determination of Offering Price

The Offering Price is arbitrary with no relation to the value of the Company. Since the Preferred Shares are not listed or quoted on any exchange or quotation system, the Offering Price of the Preferred Shares were arbitrarily determined. The Offering Price was determined by the Company and is based on its own assessment of its financial condition and prospects, limited offering history and the general condition of the securities market. It does not necessarily bear any relationship to book value, assets, past operating results, financial condition or any other established criteria of value.

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Subscription Process

Investors seeking to purchase Preferred Shares should proceed as follows:

•	Read this entire Offering Circular and any supplements accompanying this Offering Circular.

•	Electronically or manually complete and execute a copy of the Subscription Agreement.

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•

Electronically provide the required Subscription Agreement information and any additional information to CrowdStreet, Inc., (the “Platform”) at www.CrowdStreet.com, or manually provide the required Subscription Agreement information and any additional information to Tuscan Gardens Senior Living Communities, Inc., 189 S. Orange Ave, Suite 1650, Orlando, FL 32801, Attention: Subscription Agreement Department.

By executing the Subscription Agreement and paying the total purchase price for the Preferred Shares you are interested in purchasing, which payment is made through the Platform’s system, you will be deemed to (i) agree to all of the provisions of the Subscription Agreement attached hereto as Exhibit C, (ii) agree to all of the provisions of the Company Articles of incorporation attached hereto as Exhibit A, (iii) agree to all of the provisions of the Company Bylaws attached hereto as Exhibit B, (iv) agree to the relevant restrictions outlined herein, and (v) attest that you meet the minimum standards of a “qualified purchaser,” and that, if you are not an “accredited investor,” such subscription for his Offering does not exceed 10% of the greater of your annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be irrevocable, and effective only upon the Company’s acceptance and the Company reserves the right to reject any subscription in whole or in part.

The specified Minimum Offering Amount must be reached in order for the Offering to proceed. Following the date on which the Minimum Offering Amount has been achieved, subscriptions will be accepted or rejected within 10 business days of receipt by the Company. The Company has until the date that is twelve months after the date of this Offering Circular to achieve the Minimum Offering Amount. The Company will not draw funds from any subscriber until the date it achieves the Minimum Offering Amount or the date your subscription is accepted, whichever is later. If the Company accepts your subscription, it will email you a confirmation.

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USE OF PROCEEDS

The estimated use of proceeds from this Offering will be dependent upon the amount and timing of the capital raised in this Offering. Assuming the Maximum Offering Amount is raised, the Company expects to use the proceeds from this Offering of Preferred Shares to (i) pay fees and expenses relating to the organization of the Company and the sale of the Preferred Shares, (ii) invest in community-specific Holdco’s which will invest in the development and acquisition of Company Properties, and pay expenses related to the acquisition of such investments, and (iii) establish working capital reserves for the Company to fund operating and other expenses of the Company. The Company expects to use the Offering proceeds to pay such amounts at such time and in such order as Management deems, in its sole and absolute discretion, to be in the best interest of the Company.

The expenses of this Offering, including the preparation of this Offering Circular and the filing of this Offering Statement, estimated at $350,000, are being paid for by on behalf of the Company by the Sponsor, and will be repaid to Sponsor from the Company’s working capital reserves, the timing of which shall be as Management deems, in its sole and absolute discretion, to be in the best interest of the Company.

The following table shows a summary of the use of Minimum Offering Amount and Maximum Offering Amount generated through the sale of Preferred Shares:

	Minimum Offering Amount	Percent	Maximum Offering Amount	Percent
Gross Offering Proceeds	$500,000	100.00%	$50,000,000	100.00%
Less: Commissions(1):	($52,500)	-10.50%	($5,250,000)	-10.50%
Available Proceeds	$447,500	89.50%	$44,750,000	89.50%
Less Offering Expenses:
Organization and Offering Expenses(2,3)	($350,000)	-70.00%	($2,500,000)	-5.00%
Advisor Operating Expenses	($10,000)	-2.00%	($1,000,000)	-2.00%
Net Proceeds to Company from Offering(4)	$87,500	17.50%	$41,250,000	82.50%
Net Proceeds to other persons	N/A	N/A	N/A	N/A

1)	Investors will pay upfront selling commissions in connection with the purchase of Preferred Shares. The Company has entered into, or will enter into arrangements for compensation and fees to its Managing Broker-Dealer (“MBD”) which include a placement fee equal to seven (7.0%) percent of Gross Offering Proceeds (the “Placement Fee”) which the Placement Agent in turn may re-allow up to all of the Placement Fee to Participating Brokers who are not Affiliates of the Company, a marketing support fee equal to one and one-half (1.5%) percent of Gross Offering Proceeds (the “Marketing Support Fee”), up to all of which may be reallowed to Participating Brokers who are not Affiliates of the Advisor, and a dealer manager fee of up to two (2.0%) percent (subject to reduction in certain circumstances) of Gross Offering Proceeds (the “Dealer Manager Fee”), up to all of which may be reallowed to Participating Brokers. Notwithstanding the foregoing, the Advisor, its employees, officers and directors, registered principals or representatives of the Placement Agent or a Participating Broker and the immediate friends and family of any of the foregoing persons, as well as clients of an investment adviser registered under the Investment Advisers Act of 1940, as amended, who have been advised by such adviser on an ongoing basis regarding investments other than in the Company, and who are not being charged by such adviser or its affiliates through the payment of commissions or otherwise for the advice rendered by such adviser in connection with the purchase of Preferred Shares through a Participating Broker, may purchase Preferred Shares at a discounted price equal to One Thousand ($1,000.00) Dollars, less the Seven (7.0%) Percent Placement Fee, for a net discounted price of Nine Hundred Thirty ($930.00) Dollars per Preferred Share.

2)	The Company will pay or reimburse the Asset Manager for organization and offering expenses in an amount up to 5% of the Maximum Offering Amount (and up to 5% of the Maximum Offering Amount of any future offerings), which, if the Company raises the Maximum Offering Amount, will equal up to $2,500,000.

3)	Includes all expenses to be paid by the Company in connection with its formation and the qualification of the Offering, and the marketing and distribution of Preferred Shares, including, without limitation, expenses for printing, engraving and amending offering statements or supplementing Offering Circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of Preferred Shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. See “Plan of Distribution.”

4)	Assuming the Maximum Offering Amount is achieved, the Company expects to allocate (a) 95% ($39,187,500) of the Net Proceeds to the Company to Property Acquisition, Development, and Construction, and (b) 5% ($2,062,500) of the Net Proceeds to the Company to Legal Fees, Fund Management, Supervisory and Accounting Services and Other Working Capital Reserve. Should the Minimum Offering Amount be achieved 100% of the Net Proceeds to the Company ($87,500) would be allocated to Legal Fees, Fund Management, Supervisory and Accounting Services and Other Working Capital Reserve.

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INVESTMENTS IN COMPANY PROPERTIES

Substantially all of the Company’s assets will be indirectly held by, and substantially all of its operations will be indirectly conducted through, community-specific, wholly-owned limited liability subsidiaries (“Holdco”) which will be the beneficial owners of Company Properties through each Holdco’s investment in wholly-owned, community-specific limited liability companies that will hold fee simple title to the real property (“Propco”), and wholly-owned community-specific limited liability companies that will operate the Company Property (“Opco”).

Under this structure, Tuscan Gardens Capital Partners, LLC (“Sponsor”), an affiliate of the Company, will, be the sole common member (“Common Member”) and receive common membership units (“Common Units”) in each Holdco, and the Company will invest as preferred member and receive preferred membership units (“Preferred Units”) in each Holdco. Holdco’s, Propco’s, and Opco’s will all be managed by the Management Corporation. Each of the Company’s investments will be structured similarly.

Total project costs including financing costs and interest expense, pre-opening operating expenses and working capital reserves (“Total Project Costs”) for each Company Property will differ materially based on multiple factors including, but not limited to land cost, site conditions, impact fees, government entitlement processes, regional construction wages, size of project, land size, and any number of additional factors.

That notwithstanding, the following tables set out Management’s current view of hypothetical capital structures based on its industry experience and publicly available regarding the potential economics of Development Projects, Acquisition Projects, and Conversion Projects.

As the table below indicates, the pursuit of Development Projects, Acquisition Projects, and Conversion Projects have significantly different project costs, financing costs, and timelines which have significant impacts on the Company’s intended business operations.

Type of Project	Project Cost	% Development Project Cost	Financing Cost	% Development Financing Cost	Estimated Time to Licensure (Months)	Estimated Stabilization Period (Months)
Development Project	$ 50,789,256	100%	$ 11,507,038	100%	18	24
Acquisition Project	$ 32,985,995	65%	$ 4,359,095	38%	3	18
Conversion Project	$ 19,545,249	38%	$ 2,781,213	24%	6	12

Development Projects and Conversion Projects are notably similar in that both types of require the establishment of startup operations that require the establishment of effective staff and operational practices, and de novo rate structures. The Company believes that Conversion Projects provide greater opportunity to more rapidly capture market share given that total project costs are anticipated to be approximately 38% of Development Projects, licensure and renovation can be accomplished in approximately one-third of the time required to construct and license a Development Project.

The time and cost savings that Conversion Projects offer over Development Projects provide the Company with an opportunity to access the growing, underserved mid-market segment known as “the missing middle” that represents a demographic segment that can neither afford Class A luxury senior living communities, nor is eligible for government income-based subsidies that are available to residents of low-income senior living communities. By pursuing cost-effective conversion of other real estate properties including hotels for adaptive reuse into senior living rental communities to serve this market segment on a national basis, Management believes it can provide a compelling, differentiated offering to residents that i) satisfies their need for safety and care, ii) provides a positive resident experience at more affordable levels than the development or acquisition of purpose-built senior living communities, and iii) achieves operating margins that are consistent with Sponsor Affiliate properties through reduced marketing costs due to shorter lease-up periods driven by favorable demand elasticity at lower monthly rates.

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Acquisition Projects offer advantages in terms of time to licensure over Development Projects (3 rather than 18 months) and Conversion Projects (3 rather than 6 months), but are typically turnarounds rather than startups and therefore require greater operational resources to identify and eliminate ineffective staff and operational practices prior to the establishment of effective alternatives.

Hypothetical Community-Specific Company Property Capital Structure for Development Projects

The table below illustrates the indicative uses of invested proceeds for a hypothetical Development Project, recognizing that in actuality each particular Development Project is unique and would vary materially based on the factors mentioned herein above.

Development Projects are estimated to take 18 months to build and 24 months to attain stabilized occupancy. The aggregate 42 months timeline and significant ($39.3mm) Pre-Finance Project cost compound to produce a significantly higher ($11.5mm) Financing Cost relative to Acquisition Projects and Conversion Projects.

Use of Funds:

Pre-Finance Project Cost
Building Construction	$24,466,300
Land and Site Improvements Note 1	$5,450,000
Architectural, Engineering, Permits & Impact Fees	$3,060,000
Computers, Furniture Fixtures & Equipment	$1,100,000
Developer Fees	$2,500,000
Project Management Fees	$900,000
Lease-up Marketing Costs	$417,000
Working Capital to fund operations until reaching breakeven	$1,388,918
Contingency	$-
Pre-Finance Project Cost	$39,282,218
Capitalized Interest	$7,873,132
Construction Contingency and Operating Expense Reserve	$1,422,099
Capital Sourcing Fees and Lender Origination Fees	$2,211,807
Financing Cost	$11,507,038
Total Project Cost	$50,789,256

Source of Funds:

Sources of Funds
Senior Debt	$35,552,479	70.0%
Subordinate Debt	$11,173,636	22.0%
Holdco Equity Note 1	$4,063,140	8.0%
Total Source of Funds	$50,789,256	100%

Note 1 – Offering Proceeds will be used to fund Holdco Equity, which typically represents 8% of Total Project Cost. Prior to obtaining debt financing this equity is used by Holdco for land deposits and pre-construction costs for architectural design and any requisite approvals necessary for construction permitting. The remaining Ninety-Two (92.0%) of Total Project Costs would be financed by Senior Debt and Subordinate Debt representing Seventy (70.0%) Percent and Twenty-Two (22.0%) Percent of Total Project Costs respectively.

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Hypothetical Community-Specific Company Property Capital Structure for Acquisition Projects

The table below illustrates the indicative uses of invested proceeds for a hypothetical Acquisition Project, recognizing that in actuality each particular Acquisition Project is unique and would vary materially based on the factors mentioned herein above.

Acquisition Projects are estimated to take 3 months to transition and 18 months to turnaround and attain stabilized occupancy. The aggregate 21 months timeline and lower ($28.6mm) Pre-Finance Project cost compound to produce a significantly lower ($4.4mm) Financing Cost relative to Development Projects.

Use of Funds:

Pre-Finance Project Cost
Purchase Price Note 2	$26,943,566
Renovation Costs	$1,283,333
Lease-up Startup Marketing Costs	$150,000
Working Capital to fund operations until reaching breakeven	$250,000
Contingency	$-
Pre-Finance Project Cost	$28,626,900
Capitalized Interest	$2,947,500
Brokerage and Restructuring Fees	$866,667
Capital Sourcing Fees and Lender Origination Issuance Fees	$544,928
Financing Cost	$4,359,095
Total Project Cost	$32,985,995

Source of Funds:

Sources of Funds
Senior Debt	$23,090,196	70.0%
Subordinate Debt	$7,256,919	22.0%
Holdco Equity Note 2	$2,638,880	8.0%
Total Source of Funds	$32,985,995	100%

Note 2 – Offering Proceeds will be used to fund Holdco Equity, which typically represents 8% of Total Project Cost. Prior to obtaining debt financing this equity is used by Holdco for acquisition deposits and legal costs. The remaining Ninety-Two (92.0%) of Total Project Costs would be financed by Senior Debt and Subordinate Debt representing Seventy (70.0%) Percent and Twenty-Two (22.0%) Percent of Total Project Costs respectively.

Hypothetical Community-Specific Company Property Capital Structure for Conversion Projects

The table below illustrates the indicative uses of invested proceeds for a hypothetical Conversion Project, recognizing that in actuality each particular Conversion Project is unique and would vary materially based on the factors mentioned herein above.

Conversion Projects are estimated to take 6 months to renovate and 12 months to attain stabilized occupancy due to a much lower monthly rental rate that offers access to a much larger need and income qualified population. The aggregate 18 month timeline and much reduced ($16.8mm) Pre-Finance Project cost compound to produce a dramatically lower ($2.8mm) Financing Cost relative to Development Projects and Acquisition Projects.

Use of Funds:

Pre-Finance Project Cost
Hotel Purchase Price Note 3	$7,500,000
Renovation and Conversion Costs	$4,500,000
Architectural, Engineering, Permits & Impact Fees	$1,390,000
Computers, Furniture Fixtures & Equipment	$450,000
Developer Fees	$877,262
Project Management Fees	$219,316
Lease-up Startup Marketing Costs	$324,000
Working Capital to fund operations until reaching breakeven	$1,503,458
Contingency	$-
Pre-Finance Project Cost	$16,764,036
Capitalized Interest	$1,480,800
Construction Contingency and Operating Expense Reserve	$505,303
Capital Sourcing Fees and Lender Origination Issuance Fees	$795,110
Financing Cost	$2,781,213
Total Project Cost	$19,545,249

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Source of Funds:

Sources of Funds
Senior Debt	$13,681,674	70.0%
Subordinate Debt	$4,299,955	22.0%
Holdco Equity Note 3	$1,563,620	8.0%
Total Source of Funds	$19,545,249	100%

Note 3 – Offering Proceeds will be used to fund Holdco Equity, which typically represents 8% of Total Project Cost. Prior to obtaining debt financing this equity is used by Holdco for acquisition deposits and pre-construction costs for architectural design and any requisite approvals necessary for construction permitting. The remaining Ninety-Two (92.0%) of Total Project Costs would be financed by Senior Debt and Subordinate Debt representing Seventy (70.0%) Percent and Twenty-Two (22.0%) Percent of Total Project Costs respectively.

DESCRIPTION OF BUSINESS

Company Structure

Tuscan Gardens Capital Partners, LLC (the “Sponsor”) a Florida limited liability corporation, is the sole common shareholder (“Common Shareholder”) of Tuscan Gardens Senior Living Communities, Inc. (the “Company”), the issuer of the Preferred Shares offered by this Offering Circular. The Company is a newly formed Florida corporation that was organized on July 20, 2018. The Company currently has two authorized share classes: common voting shares with a $1.00 par value per share (“Common Shares”) and Series A Preferred Non-Voting Preferred Shares with $1,000.00 par value per share (“Preferred Shares”).

The charts below show the typical relationship among the various affiliates and the Company (“Company Affiliates”) as of the date of this Offering Circular. The Company, with two authorized share classes as noted above, will own and control each wholly-owned community specific Holdco, which will in turn own and control each wholly-owned community specific Propco and Opco.

Company Structure (Chart I of 2) Tuscan Gardens Senior Living Communities, Inc. ("Company") or ("TGSLCI") Tuscan Gardens Capital Partners, LLC ("TGCP") 100% 100% Owned by Tuscan Gardens Management Group, LLC ("TGMG") Common Common (Voting) Shares Shares Tuscan Gardens Capital Partners, LLC ("TGCP") or "Sponsor" Receives all tax benefits and all Profits after Preferred Dividends and Special Dividends Preferred (Non-Voting) Shares Individual Qualified Investors Receive 8% Preferred Divid nds on Par Value +50% of Holdo Net Liquidity proceeds after r turn of capital, less Fund expenses ("Special Dividends") TGSLCI owns 100% of Hakim Preferred Member receives 8% Preferred Distribution Common Membership Units plus 100% Holdco Net Liquidity Proceeds Community Specific Holdco Tuscan Gardens of [Community Name] , LLC ("Holdco") Common Member TGSLCI Receives all profits after Preferred Member Distributio ns Manager of Holdco. Ooco. and Propco Tuscan Gardens Management Corporation ("TGMC") Preferred Member(s) Receive 8% Preferred Distribution + 100% of Net Liquidity Proceeds after return of capital, less Holdco expenses Tenant/Operator ("Opco") Community-Specific Opco Tuscan Gardens of [Community Name] Management Company, LLC 9%, Community Expenses include Commmunity Management fee (5% of revenue) Lessor ("Propco") Community-Specific Propco 1% Tuscan Gardens of [Community Name] Properties, LLC 99%

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Company Structure (Chart 2 of 2) Tuscan Gardens Senior Living Communities, Inc. ("Company") or ("TGSLCI") Asset Manager Tuscan Gardens Senior Living Communities Asset Manager, LLC ("Asset Manager") Common (Voting) Shares Owned 99% by TGMG and I% by Tuscan Gardens Management Corporation ("TGMC") Tuscan Gardens Capital Partners, LLC ("TGCP") or "Sponsor" Earns Asset Management Fee on Gross Assets under Management Receives all tax benefits and all Profits after Preferred Dividends and Special Dividends Advisor Tuscan Gardens Advisors, LLC ("Advisor") Earns Origination, Acquisition, and Disposition Fees Preferred (Non-Voting) Shares Owned 99% by TGMG and I% by Tuscan Gardens Management Corporation ("TGMC") Individual Qualified Investors Receive 8% Preferred Divid nds on Par Value Placement Agents +50% ofHoldo Net Liquidity proceeds oiler r turn of capital, less Fund expenses ("Special Dividends"L_, Affiliated and Non-Affiliated Entities and Individuals Earn Placement, Marketing Support, and Dealer Manager Fees TGSLCI owns 100% of Holdco Preferred Member receives 8% Preferred Distributio Common Membership Units plus 100% Holdco Net Liquidity Proceeds Community Developer Entities Tuscan Gardens of [Community Name] Development Company, LLC ("Devco") Community Specif c Holdco 99% Owned by TGMG, 1% by TGDC Tuscan Gardens of [Community Name] , LLC ("Holdco") Earns Development Fee Common Member TGSLCI Receives all profits after Preferred Member Distributions Preferred Member(s) Receive 8% Preferred Distribution + 100% of Net Liquidity Proceeds after return of capital, less Holdco expenses Tenant/Operator ("Opeo") Community-Specific Opco Tuscan Gardens of [Community Name] Management Company, LLC Community Expenses include Commmunity Management fee (5 frevenue) Lessor ("Promo") Community-Specific Propco Tuscan Gardens of [Community Name] Properties, LLC

Management and Company Affiliates’ Roles in Business Operations

Company Management will be making the business and management decisions for the Company based on the recommendations of an affiliate entity, Tuscan Gardens Advisor, LLC (“Advisor”). The ongoing operation of Company Properties will be overseen by an affiliate entity, Tuscan Gardens Senior Living Communities Asset Management, LLC (“Asset Manager”). The Asset Manager and Advisor are both Florida limited liability companies.

Tuscan Gardens Management Corporation (the “Management Corporation”), an affiliate entity is the manager of the Asset Manager and the manager of the Advisor and will be making the business decisions for the Asset Manager and Advisor.

Tuscan Gardens Management Group, LLC is the beneficial owner of Tuscan Gardens Capital Partners, LLC (“TGCP”) and Tuscan Gardens of [Community Name] Capital Partners, LLC ("TGCNPC"), which will be the holders of Company and Holdco common equity respectively.

Additionally, the Company relies upon dedicated, affiliate community specific development entities (“Devco”) to achieve on-time, on-budget completion of each Company Property it develops.

For a more detailed explanation of Company Affiliates’ roles in the Company’s business operations, please refer to “Certain Relationships and Related Party Transactions” section.

Company Affiliates’ Current Ownership Interests in Senior Living Facilities

Company Affiliates have ownership interests in a variety of senior living facilities that are more fully outlined below. Other than what is disclosed below, individual members of the Company’s Management have no prior involvement with any programs as identified by Item 8 of Industry Guide 5, which defines a program as a three phase investment fund or a syndication involving (i) an offering or organization phase in which “the sponsor (who also serves as promoter and, later, general partner) organizes and registers the offering;” (ii) a second “operational phase of the program which commences with the acquisition of properties;” and (iii) a third phase in which “depending on the investment objectives of the program, the program is ‘completed’ as the partnerships are liquidated and wound down.”

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While none of the Company’s officers, directors, or affiliates has sponsored a completed “program” as defined under the Guide, the Company has provided expanded disclosure under CF Disclosure Guidance Topic No. 6. outlining Management’s experience with prior programs with respect to Management’s ability to i) operate, develop, and acquire senior living communities, ii) raise capital, and iii) exercise real estate investment control, along with additional details describing the ownership structures, ownership percentages, and equity Company Management has raised for six senior living community transactions. The only prior program experience that our officers and directors as individuals and as a team have is at an “offering stage” for Tuscan Gardens of Venetia Bay, which is in lease-up, and Tuscan Gardens of Palm Coast, which has yet to commence operations; hence, inclusion of lease-up results would be confusing and potentially misleading to investors as it would not offer any predictive value to investment returns as neither of these properties has achieved stabilized occupancy or been liquidated.

The Company, however, has however provided narrative and references to existing reporting under the Municipal Securities Rulemaking Board (“MSRB”) Electronic Municipal Market Access (“EMMA”) website for both majority-owned affiliates (Tuscan Gardens of Venetia Bay and Tuscan Gardens of Palm Coast) as well as minority-owned affiliate investment in the Living Well Lodges in order to provide potential investors with an improved understanding of the state of Management’s prior projects. The Company believes this disclosure is both sufficient and relevant, and any additional disclosure would be misleading and confusing to investors due to the inconclusive nature of Tuscan Gardens of Venetia Bay (still in lease-up), Tuscan Gardens of Palm Coast (yet to commence operations), and Living Well Lodges (minority-owned) as part of a potential investor’s evaluation of an investment in the Company.

Summaries of these senior living facilities and prior programs follow below.

Tuscan Gardens of Delray Beach.

Affiliates of the Sponsor (“Sponsor Affiliates”) control special purpose entities that own and operate Tuscan Gardens of Delray Beach, LLC (“Delray”), an assisted living and memory care facility that commenced construction November 30, 2018 and is anticipated to open Q1 2020. Delray is a $58,207,545 project that consists of 138 units, including 88 assisted living units and 50 memory care units, and related common areas on property located on an approximately 7.57-acre site at the southwest corner of Frost Lane and Sims Road in Palm Beach County, Florida. The Sponsor Affiliates raised $6,368,828 from third party investors in the form of equity, invested in Tuscan Gardens of Delray Beach Capital Partners, LLC, a wholly-owned and controlled affiliate which in turn owns and controls 100% of Delray, the community-specific Holdco. Delray in turn owns and controls 100% of the community-specific Opco and Propco. Debt financing for Delray in the amount of$51,450,000 was closed on November 30, 2018 in the form of Series 2018 Palm Beach County, Florida Revenue Bonds, and secured by a Master Trust Indenture recorded in the public records. As of November 30, 2018 the Sponsor Affiliates are in compliance with all financing arrangements for the facility. Delray utilizes the same design builder that is associated with other Sponsor Affiliate projects. Delray will be managed by Greenbrier Senior Living, the third-party community manager (“Community Manager”) that is associated with other Sponsor Affiliate projects. Details of this project are available on the Municipal Securities Rulemaking Board (“MSRB”) Electronic Municipal Market Access (“EMMA”) Website https://emma.msrb.org/IssueView/Details/ES391373

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Tuscan Gardens of Palm Coast.

Sponsor Affiliates control special purpose entities that own and operate Tuscan Gardens of Palm Coast, LLC (“Palm Coast”), a $50,425,993 assisted living and memory care facility that was received its certificate of occupancy November 28, 2018 and received its license from AHCA on December 4, 2018, representing an on-time, on-budget construction completion in spite of Hurricane Irma, which made landfall in late August 2017 and delayed completion of Palm Coast by approximately twenty (20) days. Palm Coast will consist of 130 units (and 166 beds), including 86 assisted living units comprising 110 licensed beds, 44 memory care units comprising 56 licensed beds, and related common areas on property to be located on an approximately 16-acre site at the southwest corner of Colbert Lane and Blare Drive in Palm Coast, Florida. The Sponsor Affiliates raised $7,700,000 from third party investors in the form of equity, invested in Tuscan Gardens of Palm Coast Capital Partners, LLC, a wholly-owned and controlled affiliate which in turn owns and controls 100% of Palm Coast, the community-specific Holdco. Palm Coast in turn owns and controls 100% of the community-specific Opco and Propco. Debt financing for Palm Coast in the amount of $43,775,000 was closed on June 1, 2017 in the form of Series 2017 Capital Trust Agency Revenue Bonds , and secured by a Master Trust Indenture recorded in the public records. As of November 30, 2018 the Sponsor Affiliates are in compliance with all financing arrangements for the facility. Palm Coast utilizes the same design builder that is associated with other Sponsor Affiliate projects. Palm Coast will be managed by Greenbrier Senior Living, the third-party community manager (“Community Manager”) that is associated with other Sponsor Affiliate projects. Details of this project are available on the Municipal Securities Rulemaking Board (“MSRB”) Electronic Municipal Market Access (“EMMA”) Website https://emma.msrb.org/IssueView/Details/ER380611

Tuscan Gardens of Venetia Bay.

Sponsor Affiliates control special purpose entities that own and operate Tuscan Gardens of Venetia Bay, LLC (“Venetia Bay”), a $41,049,765 assisted living and memory care facility that opened in October 2016. Venetia Bay consists of 136 units, including 78 assisted living units comprising 90 licensed beds, 58 memory care units, and related common areas on property located at 841 Venetia Bay Boulevard, in the City of Venice, Sarasota County, Florida. The Sponsor Affiliates raised $6,400,000 from third party investors in the form of equity, invested in Tuscan Gardens of Venetia Bay Capital Partners, LLC, a wholly-owned and controlled affiliate which in turn owns and controls 100% of Venetia Bay, the community-specific Holdco. Venetia Bay in turn owns and controls 100% of the community-specific Opco and Propco. Debt financing for Venetia Bay in the amount of $35,510,000 was closed on May 1, 2015 in the form of Series 2015 Capital Trust Agency Revenue Bonds, and secured by a Master Trust Indenture recorded in the public records.. As of November 30, 2018 the Sponsor Affiliates are in compliance with all financing arrangements for the facility. Construction for Venetia Bay was completed on schedule in September 2016, materially meeting its construction budget and utilizing the same general contractor that is associated with other Sponsor Affiliate projects. Venetia Bay received its license from the AHCA on October 24, 2016. As of November 30, 2018, 99 of the 136 units (housing 115 residents) at Venetia Bay are occupied. Venetia Bay is currently managed by Greenbrier Senior Living, the third-party community manager (“Community Manager”) that is associated with other Sponsor Affiliate projects. Details of this project are available on the Municipal Securities Rulemaking Board (“MSRB”) Electronic Municipal Market Access (“EMMA”) Website https://emma.msrb.org/IssueView/Details/EA357818

Living Well Lodges.

In December 2015, Living Well Lodges Capital Partners, LLC, a Sponsor Affiliate acquired a 15% passive investment interest in three additional senior living facilities as described below from unrelated sellers. The communities were constructed in 2011, 2012, and 2013, respectively. Each community used the proceeds of certain tax-exempt and taxable revenue bonds to provide a portion of the funds to acquire, construct, install, and equip those communities and therefore, each community is subject to affordability restrictions similar to the Project. At the time of purchase by the Company Affiliates, these communities were in financial distress and were in default of certain of their financial and operating covenants. The Company Affiliates led a $96,778,352 recapitalization through the tender and purchase of the outstanding bonds, and invested new capital comprised of a $65,955,000 secured bank loan, $23,124,669 from third party institutional investors in the form of preferred equity, and $7,698,683 from third party investors in the form of preferred equity in Living Well Lodges Capital Partners, LLC. The bondholders for these communities received principal payments in the amount of the original issue price of these revenue bonds plus accrued interest to the date of purchase. As of November 30, 2018 the Sponsor Affiliates are in compliance with all financing arrangements for the facility.

Osprey Lodge at Lakeview Crest.

Osprey Lodge at Lakeview Crest is a senior living community consisting of 76 assisted living units and related improvements and 48 memory care units and related improvements (the “Osprey Project”), located in Tavares, Lake County, Florida. The Osprey Project was completed and occupancy by residents began in September 2012. As of November 30, 2018, the Osprey Project has 116 total residents. The Osprey Project is currently managed by Allegro Senior Living. The Affiliates own a minority interest in the Osprey Project. The majority owner is a private equity firm and such firm exercises major decision making with respect to the Osprey Project. Details of this project is available on the Municipal Securities Rulemaking Board (“MSRB”) Electronic Municipal Market Access (“EMMA”) Website https://emma.msrb.org//IssueView/Details/ER342542

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Crane’s View Lodge.

Crane’s View Lodge is a senior living community consisting of 80 assisted living units and related improvements and 48 memory care units and related improvements (the “Crane’s View Project”), located in Clermont, Lake County, Florida. The Crane’s View Project was completed and occupancy by residents began in August 2014. As of November 30, 2018, the Crane’s View Project has 96 total residents. The Crane’s View Project is currently managed by Allegro Senior Living. The Affiliates own a minority interest in the Crane’s View Project. The majority owner is a private equity firm and such firm exercises major decision making with respect to the Crane’s View Project. Details of this project is available on the Municipal Securities Rulemaking Board (“MSRB”) Electronic Municipal Market Access (“EMMA”) Website https://emma.msrb.org/IssueView/Details/EP358747

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Stuart Lodge.

Stuart Lodge is a senior living community consisting of 95 assisted living units and related improvements located in Stuart, Martin County, Florida (the “Stuart Project”). The Stuart Project was completed and occupancy by residents began in June 2014. As of November 30, 2018, the Stuart Project has 98 total residents.. The Stuart Project is currently managed by American House Senior Living Communities. The Affiliates own a minority interest in the Stuart Project. The majority owner is a private equity firm and such firm exercises major decision making with respect to the Stuart Project. Details of this project is available on the Municipal Securities Rulemaking Board (“MSRB”) Electronic Municipal Market Access (“EMMA”) Website https://emma.msrb.org/IssueView/Details/EP360096

The prior performance of the Sponsor, Sponsor Affiliates, and their respective affiliated entities may not predict the future performance of the Company and its affiliated entities or the return on an investment in the Company or the Preferred Shares. Therefore, there is no assurance that the Company will achieve its investment objectives or that the Preferred Dividend and/or cash distributions will be paid to the holders of Preferred Shares.

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Typical Services Provided to Residents

The proceeds of this Offering are for the purpose of financing all or a portion of the costs of investing in entities that develop (“Development Projects”), acquire (“Acquisition Projects”), or convert other real estate properties including hotels (“Conversion Projects”) into senior living rental communities ranging from $15,000,000 to $100,000,000 per community, consisting of independent living, assisted living and/or memory care for approximately fifty (50) to two-hundred and fifty (250) residents (“Company Properties”). The Company’s primary focus for Development Projects will be on southeastern markets, and for purposes of Acquisition Projects and Conversion Projects will be on national markets, that it considers to have favorable risk-return characteristics. The Company, operating through wholly-owned special purpose entities (“SPE”) as real estate owner-operators, intends to create, operate and hold a portfolio of Company Properties on a long-term basis, approximating seven years, and ultimately dispose of them to generate revenue for the Company. The Company is not a registered broker-dealer, an investment adviser, or a funding platform.

The Assisted Living Units typically include a full bathroom and a kitchenette with a microwave, a refrigerator, and a sink. Independent Living Units typically contain the appointments of Assistant Living Units, plus a stove and oven. Memory Care Units typically include a full bathroom and furniture for storing clothing, dry food, and other personal effects. Each Independent Living Unit, Assisted Living Unit and Memory Care Unit typically include contain cable television, individually controlled heating and air conditioning systems and a closet. Washing and drying machines are typically provided on each floor for resident use.

Residents typically receive three meals a day in the dining room to resident of the Assisted Living Units, weekly linens and housekeeping service, medical transportation if appointments are scheduled, Wi-Fi service throughout the building, use of resident laundry facilities on each floor, and activity programs including shopping and recreational trips. Opco plans for additional charges for physician services, physical therapy, oxygen, medications, laboratory, medical equipment, and medical supplies and incontinence products. The staff in the Memory Care Units will typically carry smartphones to promptly communicate resident problems with a resident of a Memory Care Unit.

Assisted Living Units. The Assisted Living Units provide a level of care between Independent Living Units, which are more like multifamily apartments, and a skilled nursing facility. The Company typically provides residents with three meals a day, activities seven days a week, and individualized service plans as developed by the Community Manager’s staff. The Community Manager’s staff also typically provides assistance to persons who need occasional help with some or all of the following: dressing, self-care, and other activities of daily living, assistance in attending meals, increased assistance in housekeeping, and assistance with monitoring personal status, medication reminding, and cueing. Company Properties typically include licensed nurses on duty to provide limited, periodic nursing services. There is expected to be a nurse call system in each Assisted Living Unit, which alerts the nurse that the resident needs assistance. The following is a more detailed description of services expected to be provided to residents of the Assisted Living Units.

1)	Personal Care Assistance

a)	Bathing, grooming, and dressing
b)	Toileting and incontinence care
c)	Transferring and ambulation, one person assist. Resident must be capable to propel his or her own wheelchair.
d)	Staff/services available 24-hours per day
e)	Temporary or intermittent nursing services accessible 24-hours a day
f)	Coordination of care with supplementary service providers
g)	Supervision of mildly cognitively impaired focusing on abilities and preservation of dignity

2)	Medication Assistance

a)	Monitoring of residents who self-administer medications
b)	Medication reminders and supervision
c)	Medication administration (if permitted)
d)	Disposal of medications
e)	Coordination with family to help maintain medication supply

3)	Meals and Nutrition

a)	Three meals prepared and served daily
b)	Supplemental snacks/beverages
c)	Therapeutic diets (as allowed)
d)	Registered dietitian consultation
e)	Hydration program

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4)	Life Enrichment Program

a)	Lifestyle programming designed to include daily routines
b)	Health maintenance and promotion programs
c)	Socialization programs
d)	Choice and Empowerment practices
e)	Coping strategies
f)	Cognitive enhancement programs
g)	End of life care strategies
h)	Self-actualization interventions
i)	Depression Management
j)	Therapeutic Recreation
k)	Social Services
l)	Transportation to Medical Appointments

5)	Housekeeping/Maintenance

a)	Weekly cleaning of apartment
b)	Laundering of personal laundry (additional fee)
c)	Weekly linen change
d)	Apartment and community maintenance

6)	Security/Safety

a)	Fire and smoke detection, notification and containment systems
b)	Staff accessible 24-hours a day, trained in emergency response procedures
c)	Risk Management program
d)	Fall prevention strategies
e)	Door alarms, monitoring, and secured access
f)	Hazard Management

Memory Care Units. The Memory Care portion of the Project typically consists of individual neighborhoods, each with a dining area, a designated activity and recreational space, and a country kitchen where residents may also prepare their own light meals and snacks. The planned Memory Care Units are designed to offer a safe environment as well as an activity focused therapeutic program for residents suffering from dementia, Alzheimer’s disease, and other related disorders.

Memory Care residents may exhibit symptoms of mild to severe cognitive impairment caused by Alzheimer’s disease, Parkinson’s Disease, Multi-infarct Dementia, Pick’s Disease, Lewy Body Disease, or other conditions that may cause dementia. Residents in the Memory Care Units will typically exhibit at least two symptoms that include, but are not limited to: memory loss, confusion, disorientation, emotional outbursts, depression, loss of social restraint, wandering, loss of control of intellectual functioning or body movements, and loss of speech or communicative ability. Residents in the Memory Care Units are expected to need periodic assistance with bathing, dressing, grooming, oral care, toileting or incontinence, or reminders to help prevent incontinence, medication supervision/administration, movement/transferring/ambulation, routine skin care, temporary, intermittent, or unscheduled nursing care, meals and/or cueing of eating, behavior management, socialization, participation in purposeful activities, and supervision for maintaining safety.

The services provided in the Memory Care Units are typically similar to those that are provided in the Assisted Living Units but offer specific therapeutic interventions to meet the needs of residents with dementia. The goal of the Project will be to maintain the resident’s independence, function ability, and personhood for as long as possible. The following is a more detailed description of services the Company typically provides its Memory Care residents.

1)	Personal Care Assistance
a)	Bathing, dressing, grooming, transfers and mobility, toileting, and incontinence care
b)	Temporary or intermittent nursing care and coordination of services
c)	Monitoring of residents’ medical condition
d)	Staff and services available 24-hours a day
e)	Supervision of the cognitively impaired focusing on abilities, preservation of dignity, and natural life flow

2)	Medication Assistance
a)	Medication Administration
b)	Observation and monitoring of resident’s conditions
c)	Disposal of medications
d)	Coordination with family to help maintain medication supply

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3)	Meals and Nutrition
a)	Modified Food to Meet Needs
b)	Family Style Dining
c)	Therapeutic Nutrition and Hydration
d)	Dietitian Counseling

4)	Life Enrichment Program
a)	24-hour daily individualized schedule
b)	Health maintenance and promotion
c)	Socialization environment
d)	Choice and empowerment practices
e)	Person-centered care
f)	Coping strategies
g)	Activity-focused program
h)	Validation therapy
i)	End of life care strategies
j)	Therapeutic recreation designed for dementia residents
k)	Social Services
l)	Natural life flow environment
m)	Outdoor therapeutic/healing gardens
n)	Transportation to medical appointments

5)	Housekeeping/Maintenance
a)	Weekly cleaning of apartment
b)	Daily bed-making
c)	Laundering of personal laundry
d)	Weekly linen change
e)	Apartment and community maintenance

6)	Security/Safety
a)	Staff available 24-hours a day, trained in emergency response procedures
b)	Risk management program
c)	Fall prevention strategies
d)	Door alarms, monitoring, and secured access
e)	Hazard management
f)	Exposure control plan
g)	Fire and smoke detection, notification, and containment systems

The pricing for the Memory Care Units is planned to be all-inclusive with no additional level-of-care expenses even when residents may require more care.

Competition

The senior living real estate industry is highly competitive on an international, national and regional level. The Company’s projects face competition from REITs, institutional pension plans, and other public and private real estate companies and private real estate investors for the acquisition of properties, development of properties, and for raising capital to make these acquisitions. Competition may prevent the Company from acquiring desirable properties or increase the price the Company must pay for real estate. If the Company pays higher prices for properties, investors may experience a lower return on investment and be less inclined to invest in the Company’s next project which may decrease its profitability. Increased competition for properties may also preclude the Company from acquiring properties that would generate the most attractive returns to investors or may reduce the number of properties the Company could acquire, which could have an adverse effect on its business.

Regulation

The Company’s business practices and projects, and those of the Sponsor Affiliates are subject to regulation by numerous federal, state and local authorities including but not limited to the following:

U.S. and State Laws Regulating the Licensure of Senior Housing Communities

State regulations require government approval for the necessary authorizations and permits to open and accept assisted living and memory care residents. Regulators regularly inspect facilities to ensure applicable standards are being maintained for the welfare of residents. Although the Sponsor has been successful in receiving and maintaining licensure for its Sponsor Affiliate facilities, there can be no assurance that such approvals will be obtained in a timely fashion or that regulatory changes which may result in additional costs, would not be occur.

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Based on their inspections, regulators may revoke or suspend a license for a number of reasons, including: (a) an intentional or negligent act seriously affecting a facility resident’s health, safety or welfare; (b) misappropriation or conversion of resident property; (c) a determination by the regulator that the project owner lacks the financial ability to provide continuing adequate care to residents; or (d) a licensee’s failure during re-licensure to meet minimum licensing standards or applicable rules. Furthermore, regulators may seek an injunction in various circumstances, including to enforce applicable requirements against an assisted living community when a violation has not been corrected by the imposition of administrative fines or when the violation materially affects resident health, safety or welfare.

U.S. and State Securities Laws

The Preferred Shares offered hereby are “securities,” as defined in the Securities Act and under state securities laws. The Securities Act provides, among other things, that no sale of any securities may be made except pursuant to a registration statement that has been filed with the SEC, and has become effective, unless such sale (or the security sold) is specifically exempted from registration. State securities laws have analogous provisions.

The Preferred Shares being offered hereby have not been registered under the Securities Act. Neither the SEC nor any state securities commission or regulatory authority approved, passed upon or endorsed the merits of this Offering. The Offering and proposed sale of the Preferred Shares described herein shall be made pursuant to an exemption from registration with the SEC pursuant to Regulation A and shall only be offered in states in which the registration of the offer and sale of the Preferred Shares has been declared effective.

Environmental Regulations

Federal, state and local laws and regulations impose environmental controls, disclosure rules and zoning restrictions that directly impact the management, development, use, and/or sale of real estate. Such laws and regulations tend to discourage sales and leasing activities with respect to some properties, and may therefore adversely affect the Company specifically, and the real estate industry in general. The Company’s failure to uncover and adequately protect against environmental issues in connection with the target purchase of real estate may subject the Company to liability as buyer of such property or asset. Environmental laws and regulations impose liability on current or previous real property owners or operators for the cost of investigating, cleaning up or removing contamination caused by hazardous or toxic substances at the property. The Company may be held liable for such costs as a subsequent owner of such property. Liability can be imposed even if the original actions were legal and the Company had no knowledge of, or were not responsible for, the presence of the hazardous or toxic substances. Further, the Company may also be held responsible for the entire payment of the liability if it is subject to joint and several liability and the other responsible parties are unable to pay. The Company may also be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site, including the presence of asbestos containing materials. Insurance for such matters may not be available. Additionally, new or modified environmental regulations could develop in a manner that could adversely affect the Company.

Certain laws and regulations govern the removal, encapsulation or disturbance of asbestos containing materials (“ACMs”), when those materials are in poor condition or in the event of building renovation or demolition, impose certain worker protection and notification requirements and govern emissions of and exposure to asbestos fibers in the air. These laws may also impose liability for a release of ACMs and may enable third parties to seek recovery against the Company for personal injury associated with ACMs.

Americans with Disabilities Act

Under the ADA, all places of public accommodation are required to meet certain federal requirements related to access and use by disabled persons. The Company’s projects must comply with the ADA to the extent that they are considered “public accommodations” as defined by the ADA. The ADA may require removal of structural barriers to access by persons with disabilities in public areas of properties where such removal is readily achievable. The Company believes that its projects are or will be in substantial compliance with the ADA and that it will not be required to make substantial capital expenditures to address the requirements of the ADA after completion of the redevelopment. In addition, it will continue to assess compliance with the ADA and to make alterations to the Company’s projects as required.

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Other Laws and Regulations

The Company is required to operate its projects in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by governmental agencies and bodies and become applicable to the Company’s projects. The Company is also required to comply with labor laws and laws which prohibit unfair and deceptive business practices with consumers. The Company’s projects will also be subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning fair housing and real estate transactions in general. These laws may result in delays if the Company’s projects are re-developed. Additionally, these laws might cause the Company to incur substantial compliance and other costs. The Company may be required to make substantial capital expenditures to comply with those requirements and these expenditures could have a material adverse effect on its ability to pay dividends to shareholders at historical levels or at all.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company expects to commence operations as soon as practicable after the information statement, of which this Offering Circular forms a part, has been qualified by the SEC. As the Company has not yet commenced operations, it has no employees that receive compensation, and has no Results from Operations for which it can provide Management Discussion and Analysis or Trend Information.

As the Company has insufficient liquidity and capital reserves to commence operations, it will rely entirely on the proceeds from this Offering for the liquidity and capital reserves necessary to commence operations.

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PLAN OF OPERATIONS

Overview

The Company was organized to invest in wholly-owned subsidiaries that develop (“Development Projects”), acquire (“Acquisition Projects”), or convert other real estate properties including hotels (“Conversion Projects”) into senior living rental communities ranging from $15,000,000 to $100,000,000 per community, consisting of independent living, assisted living and/or memory care for approximately fifty (50) to two-hundred and fifty (250) residents (“Company Properties”). The Company’s primary focus for purposes of Development Projects will be on southeastern markets, and for purposes of Acquisition Projects and Conversion Projects will be on national markets, that it considers to have favorable risk-return characteristics. The Company, operating through wholly-owned special purpose entities (“SPE”) as real estate owner-operators, intends to create, operate and hold a portfolio of Company Properties on a long-term basis, approximating seven years, and ultimately dispose of them to generate revenue for the Company. The Company is not a registered broker-dealer, an investment adviser, or a funding platform.

In order to achieve this objective, the Company regularly reviews opportunities for the acquisition or development of Company Properties.

Project Evaluation Criteria

The Company’s development focus on southeastern domestic markets, and acquisition and conversion focus on national markets, where demographics and competitive supply, offer the potential to achieve attractive returns. The Company intends to identify opportunities that financially benefit from the favorable demographic shift associated with the “aging of America”.

The Company’s diligence includes an evaluation of a potential project’s desirability based on: (1) overall market depth for senior living communities based on the age, need, and income qualified population in the property’s primary market area, (2) current and future market penetration based on current and forecast supply relative to the market depth, (3) household income and average home sale prices as these are the primary sources from which residents of Company Properties fund their living expenses, (4) five year forecast growth rate for senior population, and (5) the market position of the potential project relative to competitor price and quality. Once a project passes the Company’s preliminary due diligence, financial risks and returns are modeled to determine if the project is able to meet its financial projections and achieve Company return targets. This includes stress testing and sensitivity analyses on projected cash flows using financial models to gauge the project’s financial strength, rate sensitivity, occupancy and lease-up sensitivity, and exit capitalization rate sensitivity.

Other project evaluation criteria include the following:

•	Geography: Urban and suburban neighborhood throughout i) the southeastern United States for purposes of development, and ii) the United States for purposes of acquisition and conversion.

•	Investment target size (per project): Senior living rental communities ranging from $15,000,000 to $100,000,000 per community, consisting of independent living, assisted living and/or memory care for approximately fifty (50) to two-hundred and fifty (250) residents.

•	Maturity: Maturity is flexible and may range between three and seven years, at which point the ownership interest is intended to be liquidated (equity) or the principal is expected to be repaid in full (debt). In some cases, equity products may include contractual mechanisms in order to facilitate an earlier exit for investors.

•	Returns: The Company will seek to pursue Development Projects, Acquisition Projects, and Conversion Projects that have the potential to provide ongoing income to investors in the Preferred Shares, paid or accrued monthly (“Preferred Dividend”), plus potential capital appreciation through additional dividends (“Special Dividends”) based on fifty (50%) percent participation in the net proceeds generated by the Company from the Holdco disposition of Company Properties. However, as the Offering is a blind pool and the Company has no track record, there can be no guarantee that such returns can or will be achieved.

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In order to achieve targeted returns, the Company typically seeks to develop to a stabilized unleveraged yield of 250 basis points greater than underwritten exit capitalization rates, acquire properties with an underwritten stabilized net operating income at anticipated disposition of 200 basis points greater than underwritten exit capitalization rates, and convert other real estate properties including hotels with an underwritten stabilized net operating income at anticipated disposition of 225 basis points greater than underwritten exit capitalization rates.

Expansion of Company Focus to include the Mid-Market in Addition to the Class A Luxury Segment

The Company intends to build upon Management’s experience developing, acquiring, and operating Sponsor Affiliate luxury Clas A senior living communities, by continuing to focus on the development of luxury, Class A senior living communities in southeastern markets, as well as expanding on a national basis into the underserved mid-market segment that offers greater affordability in response to an emerging social crisis for aging Americans unable to afford $5,000 or more for senior living communities.

This growing, underserved mid-market segment known as “the missing middle” represents a demographic segment that can neither afford Class A luxury senior living communities, nor is eligible for government income-based subsidies that are available to residents of low-income senior living communities. By pursuing cost-effective acquisitions, and conversions of other real estate properties including hotels for adaptive reuse into senior living rental communities to serve this market segment on a national basis, Management believes it can provide a compelling, differentiated offering to residents that i) satisfies their need for safety and care, ii) provides a positive resident experience at more affordable levels than the development or acquisition of purpose-built senior living communities, and iii) achieves operating margins that are consistent with Sponsor Affiliate properties through reduced marketing costs due to shorter lease-up periods driven by favorable demand elasticity at lower monthly rates.

Leverage of Strategic Relationships

The Sponsor, Asset Manager and Advisor have forged numerous strategic relationships with market leaders in the senior living arena that will be engaged by the Company as appropriate on a community specific basis. This group of highly-qualified, key strategic vendors includes but is not limited to, the following:

(i)	Bessolo Design Group. Bessolo Design Group is the Architect for Tuscan Gardens of Venetia Bay. Its services included architectural design of the memory care and assisted living facilities, as well as the design of the fountains, landscape and irrigation, the low voltage system, Security, Cable Television, Computer Audiovisual system, as well as mechanical, plumbing and structural engineering.

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(ii)	Baker Barrios Architects. Baker Barrios Architects is among the most innovative commercial architecture and design firms in the Southeast. The company has been in business over two decades and has offices in downtown Orlando. The company provides architecture, interior design, planning, landscape architecture, brand strategy and communications, and structural engineering. The company is currently providing services with respect to Tuscan Gardens of Palm Coast.

(iii)	5G Studio Collaborative. 5G Studio Collaborative is the architecture firm for Tuscan Gardens of Delray Beach. The company was founded in 2005 to expand the parameters of design beyond traditional architectural practice. With projects in over 10 different countries, the company provides an array of design services.

(iv)	Mosaic Design Studio. Mosaic Design Studio specializes in design projects related to senior living and independent care communities. Mosaic developed its own line of furniture especially for these types of facilities and designs interiors to suit the needs of the residents and to positively influence all who use the space. Mosaic designed the furniture plans and decorative lighting plans for the Tuscan Gardens of Venetia Bay Welcome Center and the Office.

(v)	Greenbrier Senior Living. Greenbrier Senior Living, LLC, is a Texas limited liability company that provides management of the operations and marketing of each community pursuant to a management agreement. Greenbrier and its affiliates have been involved for twenty years in the planning, development and marketing of more than $2 billion of senior living communities across the country with project and operating budgets ranging from $10 million to more than $200 million. Greenbrier is based in Dallas, Texas and maintains regional offices throughout the United States. Greenbrier currently serves as the managing operator of the Tuscan Gardens of Venetia Bay and Tuscan Gardens of Palm Coast.

(vi)	Core Construction Services. Core Construction Services provides the high-quality services of a nationwide leader while using a local workforce to create customized buildings. The company constructed Crane’s View Lodge and is the contractor for Tuscan Gardens of Venetia Bay, Tuscan Gardens of Palm Coast, and Tuscan Gardens of Forest Acres.

(vii)	SageAge Strategies. SageAge Strategies is a senior living marketing and business consulting firm. Having been in business for 30 years, it has produced results for more than 400 retirement communities and senior service providers. As a result, SageAge has received numerous national and international honors for excellence and achievement from a variety of organizations. Its services include consulting, market research, creative, technology, online marketing, and media and direct marketing. SageAge is currently providing strategic branding, marketing, public relations, online marketing and sales management support services for affiliates of the Company.

(viii)

Oracle Healthcare Property Advisers. Oracle Healthcare Property Advisors provides objective and reliable appraisals and market studies to the seniors housing and healthcare real estate industry. Its market feasibility services are used by the Company for market selection, competitive analysis, rate/pricing determination, and appraisals.

Operation of Company Properties

The Company’s Management will rely on the Advisor’s recommendations for the acquisition and purchase of Company Properties. The Asset Manager will oversee regional third-party community managers (“Community Manager”) such as Greenbrier Senior Living to ensure underwritten operational quality and financial results are achieved.

In order to assure the successful operation of Company Properties, the Asset Manager, in its capacity as asset manager for the Company, typically focuses on the following areas on an ongoing basis following licensure of developed properties or acquisition of acquired properties:

1.	Immediately identify issues and prioritize areas to improve overall performance of the properties

2.	Deploy three-pronged transformation plan (staff evaluation, resident experience, marketing effectiveness) through full-time Regional Director(s) of Operations working with the third-party community manager

3.	Ongoing data-driven performance improvement though Key Performance Indicator (“KPI”) management systems to ensure effectiveness of staff, resident satisfaction, and marketing performance.

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Specific Improvement Initiatives include:

Staffing Reorganization

1.	Evaluate Current Staff and Facility Needs
a.	evaluate current levels of staffing and augment, reduce, replace as necessary
b.	Execution bolstered by a dedicated, full-time Regional Director of Operations reporting to Asset Manager

2.	Update Staff Processes and Protocols
a.	Regular on-site meetings to align and update staff on the needs of the facility
b.	Monthly review of menus, proposed activities, community association suggestions, and audit of Roundtable Resident Synopsis
c.	Quarterly employee review process
d.	Daily Care Incident Reporting Reviews
e.	Weekly engagement with TG corporate office including consistent TG management presence ,daily review of Flash Reports and weekly on-site sales and marketing reviews

3.	Organizational Development
a.	Annual market compensation review and annual calibration
b.	New associate orientation programming
c.	Quarterly associate training programs
d.	Performance agreements and evaluations
e.	Re-training all senior leadership on clinical acuity assessment, empathy training, and hospitality protocols to ensure an optimum balance of care delivery and resident experience

4.	Differentiate through Resident Experience
a.	Research-Based Memory Care
b.	Implement research-based proprietary memory care programming and add a dedicated MC Director and MC Program Manager
c.	Ongoing Review of Level of Care
d.	Ongoing conversations (vs. periodic evaluations) with residents and their adult children as well as assessments to identify changes in level of care and properly charge for services to eliminate revenue leakage and management risk
e.	Improve medication regimens, reduce falls, evaluate acuity levels, and reduce recidivism rate to hospitals and rehabilitation facilities
f.	Improve Programming and Dietary Offerings
g.	Implement resident satisfaction (and adult children decision makers) assessments to generate leading-indicators in areas that need management attention
h.	Increase care service offerings to include hospice and respite
i.	Incorporate exceptional programming such as monthly food-based experiences and field trips to dinner, theaters or other venues, all day dining, lifelong learning opportunities, yoga, performing arts etc. (constantly evolving based on each community residents’ preferences)
j.	Leverage local community for monthly events such as fine arts exhibit, recitals, piano recitals, car shows
k.	Highlight resident stories for community engagement and involvement
l.	Incorporate monthly community town hall meetings with local residents, referral network, and key stakeholders (i.e. medical community and caregivers) to enhance market presence and receive feedback on opportunities for improvement

5.	One-time Capex – typically $200,000 per acquired property will be required to rejuvenate the assets. A more detailed assessment will be made by Mosaic Ltd., a recognized FF&E and interior design leader in the senior living space

6.	Marketing Strategy
a.	Branded Event Marketing
b.	Incorporate aggressive branded event marketing
c.	Monthly events directed to community referral sources (i.e. medical community and caregivers)
d.	Monthly events directed to local residents, prospects, Power of Attorney (POA) and family members
e.	Associate and Resident Referral Program
f.	Implement associate and resident referral program
g.	Monthly associate and resident community referral award event
h.	$1,000 cash referral bonus (doubles as a resident activity of interest)
i.	Community Networking
j.	Realtor Targeting

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7.	Other Improvements
a.	Revenue Enhancement
i.	Additional focus on increasing and expanding revenue from the resident and associate population
ii.	Accelerate collection of accounts and implement auto-pay with all past-due residents
iii.	Suite Configuration
iv.	Review pricing strategy based on market demand/occupancy for each suite type (e.g. 1 BDR vs. 2 BDR)
v.	Address “Friendship Suite” rate strategy (combining residents into semi-private rooms) immediately to shift these deeply discounted rates (up to 48% off published rates) to 20% premiums
b.	Synergies
i.	As the Company continues to scale its platform, it will benefit from synergies from management systems, Regional Director(s) of Operations and outside vendors
1.	Use of regional vendors to enhance resident experience (e.g. farm to table) and referrals
2.	Staff cross training, interim coverage (holidays, turnover) and best practice pollination
3.	Retention though a culture of family feel vs. institutional employment
c.	Management Systems
i.	Additional clinical, CRM, and accounting systems assessment will be provided as part of the detailed due diligence plan to be prepared with Greenbrier, Sage Age, and the Asset Manager prior to closing

Financial Performance of Company Properties

The Company targets developments and acquisitions that generate a leveraged internal rate of return (“IRR”) of 20% or more based on underwritten occupancy of 93%, annual rate growth (3%), and operating margins (35-36%). Based on market demand and competitiveness of each Company Property, the Company incentives its regional community manager to outperform against underwriting and is bonused on the achievement of stretch goals typically set at 95%+ occupancy, and 4-6% annual rate growth, and target operating margins of 40%.

Risk Analysis

Prior to proceeding to acquire or develop a potential property, the Company reviews the following potential risks:

1.	Contingencies: Environmental, Zoning, Title, and Survey contingencies. Full review financial of performance through rent rolls etc.
2.	Property Condition Report: A PCR is typically ordered as part of due diligence.
3.	FF&E Improvements: assess and recommend improvements to the FF&E.
4.	Financing: A financing contingency for each transaction is typically provided.
5.	Appraisal: Typically required by lender, provides additional comfort to underwriting.
6.	Supply Risk – based on increasing land prices and entitlement challenges in the PMA and vicinity, the risk of a new entrant coming in at a market basis and seeking development returns would result in rates well in excess of those currently forecast for the next five years.
7.	Occupancy Risks: Average length of stay, departures per month due to natural causes.
8.	Rental Rate Risk: Market occupancy and rates may result in short-term pricing premiums or challenges at any given time.
9.	Interest Rate Risk: If there is a significant rise in LIBOR rates the returns could be lower than projected.
10.	Execution Risk: project specific concerns, if any.

Ongoing Operations

Based on the foregoing, the Company intends to operate Company Properties through a Community Manager in a manner which is consistent with Sponsor and Sponsor Affilates’ operation of Tuscan Gardens at Venetia Bay. Details of this project are available on the Municipal Securities Rulemaking Board (“MSRB”) Electronic Municipal Market Access (“EMMA”) Website https://emma.msrb.org/IssueView/Details/EA357818

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Notwithstanding this objective, the prior performance of the Sponsor, Sponsor Affiliates, and their respective affiliated entities may not predict the future performance of the Company and its affiliated entities or the return on an investment in the Preferred Shares. Therefore, there is no assurance that the Company will achieve its investment objectives or that the Preferred Dividend and/or cash distributions will be paid to the holders of Preferred Shares.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Below the Company provides information regarding the executive officers and significant employees of the Company. The Company does not have any other employees at this time as it relies on Company Affiliates to provide Asset Management under the Asset Management Agreement, Advisory Services under the Advisory Agreement, and other Company Affiliates to provide all administrative and other services to the Company at fair market value.

(a)	Directors, Executive Officers and Significant Employees of the Company

Name	Age	Title	Term of OfficeNote 1	Approximate Hours Per Week
Laurence J. Pino, Esq.	67	Director, President and Chief Executive Officer	July 2018	20
William N. Johnston	57	Director, Secretary Treasurer, Chief Investment Officer and Chief Financial Officer	July 2018	20
Christopher P. Young	60	Director, Chief Operating Officer	July 2018	20
Charles C. Smith	71	Chief Development Officer and Director	July 2018	20
Sean D. Casterline	46	Corporate Equity Officer and Director	July 2018	10

Note 1 – The Company expects each Executive Officer to continue in the same capacity as their predecessor Company Affiliate roles outlined below, not all Company Executive Officers will be focused on all aspects of the Company’s business initiatives, but will rather focus on specific business initiatives in accordance with their area(s) of expertise.

Prior service with a Tuscan Gardens Management Corporation, a Company Affiliate:

Name	Age	Title	Term of Office
Laurence J. Pino, Esq.	67	Chief Executive Officer	January 2012
William N. Johnston	57	Chief Investment Officer and Chief Financial Officer	January 2015
Christopher P. Young	60	Chief Operating Officer	January 2015
Charles C. Smith	71	Chief Development Officer	November 2012
Sean D. Casterline	46	Corporate Equity Officer	November 2012

(b)	Family relationships.

None

(c)	Business experience.

The Company’s Management, each of which reside in Orlando, Florida, has experience in the finance, development and acquisition of senior living projects, commercial mixed use projects, shopping centers, office buildings, and single and multi-family residential properties. Management has also been involved in the formation, development, and growth of companies in the healthcare, finance, and insurance industries. The following are Management’s biographies:

Laurence J. Pino, Esquire, Chairman and CEO. Prior to founding the company, Mr. Pino was the Founder and CEO of a private equity development and management company focused on starting, developing and growing business enterprises. He has served as Chairman or Board Member for many of those investments. By background, Mr. Pino is a commercial litigation attorney specializing in business and investment law. He graduated with a Bachelor’s Degree from the University of Notre Dame and a J.D. degree from New York University Law School. He has received Certificates of Study from the University of Madrid, L’Alliance Francaise in Paris, and the Centro Linquistico Italiano Dante Alighieri in Rome. Subsequently, he was admitted to practice law and is in good standing as a member of the bars in Florida, New York, and California, as well as in various federal courts across the country. Mr. Pino currently teaches a course as an Adjunct Professor on Rapid Enterprise Development for the Hamilton Holt School at Rollins College in Winter Park, Florida, and he is pursuing a Doctorate in Business Administration at the Warrington College of Business at the University of Florida. In the last thirty years, Mr. Pino has conducted some 5,500 speaking engagements, speaking to over one million people and appearing on 140 radio and television talk shows. Mr. Pino has authored twelve books including among others: Finding Your Niche (Berkley-Putnam Publishing), Finding Your E-Niche, The Desktop Lawyer, Cash In On Cash Flow (Simon & Schuster), and Reinventing Senior Living: The Art of Living With Purpose, Passion & Joy (Impact Publishing). He also co-authored Morphing: Radical Evolution for Revolutionary Times with Dr. Craig McAllaster, retired Acting President Emeritus of Rollins College.

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William N. Johnston, Chief Investment Officer and Chief Financial Officer. In his role, Mr. Johnston provides financial oversight of the Company, and is responsible for institutional investor relations and capital allocation. Over the course of his career, Mr. Johnston has raised and invested more than $1.5 billion of capital in various forms ranging from private equity to structured debt and has multi-sector institutional real estate finance, development, and operations experience. Mr. Johnston’s domestic and international leadership background leading high-growth teams as a strategic partner to Fortune 50 companies brings relevant growth expertise to the Sponsor. Prior to joining the Sponsor, Mr. Johnston served as Chief Investment Officer at Unicorp National Developments, a leading developer of retail, mixed use, and multifamily properties, EVP Corporate Development and Interim Chief Operating Officer at Digital Risk, LLC, where he delivered over $11million of annual operating margin growth through operational improvements and supported the 2012 sale for $175 billion to Mphasis Ltd., (an HP Company), and Chief Operating Officer at Liberty Investment Properties, Inc., where he led national hotel development programs with Goldman Sachs and Angelo Gordon. Mr. Johnston started his public accounting career as a financial modeling specialist and IT systems specialist at PriceWaterhouseCoopers, LLC. He has held various global corporate finance roles which include North American Chief Financial Officer, Managing Director of Global Financial Services and head of North American Real Estate for London-based multinational Tibbett & Britten Group, PLC through the growth of its North American operation from a startup to over 11,000 team members handling $35 billion of goods annually. Mr. Johnston holds an Executive MBA from Harvard University, Master of Accountancy, and Bachelor of Commerce degrees from McGill University. He is a Certified Public Accountant (Illinois) and Chartered Professional Accountant (Canada).

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Christopher P. Young, Chief Operating Officer. Mr. Young is responsible for the on-time, on-budget delivery of the Company’s development projects and day to day operations. He has previously served as the chief operating officer for a regional senior living developer based in central Florida, where he was in charge of the day-to-day operations of the companies and the development of assisted living division. As chief operating officer, he created the business model for the site acquisition and market penetration criteria. While there, he was responsible for the development of three assisted living facilities with an approximate value of $100 million. He has over thirty years of operational and executive-level experience with small and large corporations, including General Motors and General Dynamics. This experience also includes small and large-scale construction projects, with up to $300 million in total construction cost. Mr. Young earned a Bachelor of Arts degree in administration and pre-law from Michigan State University and is finishing his Master of Science in acquisition and contracts from the University of West Florida. Mr. Young resides in Orlando, Florida.

Charles C. Smith, Jr., Chief Development Officer. Prior to joining the company in 2012, Mr. Smith was the CEO and Founder of Delta Advisory Group, Inc., a federally registered investment advisory firm and a Co-Founder and Partner of Delta Realty Advisors, Inc. a real estate investment company. During his 40-year business career, he has been a principal party in the formation, capitalization and operational aspects of an extensive number of business enterprises. These ventures have spanned a wide range of sectors including banking, retail, multifamily residential development, commercial retail development, marina services, and radio station syndication. He has organized and served as a managing partner in real estate projects with capitalization in excess of $200 million and as a managing principal of market equities in excess of $150 million. Mr. Smith is an alumnus of the University of South Carolina in Columbia where he served as an intern in the Office of Dean of Student Affairs and a Page in the South Carolina State Senate. Post-graduation, he engaged in studies of philosophy and apologetics at L’Abri Fellowship in Huemoz, Switzerland under the leadership of founder Dr. Francis A. Schaeffer.

Sean D. Casterline, Corporate Equity Officer. Mr. Casterline began his career with Delta First Financial as an asset manager. During his time at Delta, he progressed through the company to eventually land as the Senior Portfolio Manager with the firm. In 1998, he left for an opportunity to work with Wealth Management Financial Group as their Senior Portfolio Manager. While there, Mr. Casterline managed client assets totaling over $200 million and co-hosted a syndicated financial radio show, which was broadcast nationwide in such cities as New York, San Francisco, and Dallas. Mr. Casterline earned both his Bachelor’s Degree in Finance and Master’s Degree in Business Administration from the University of Florida. He also has the distinction of being a CFA Charter holder and was an Arbitrator for the NASD. Mr. Casterline is an active member at the University of Florida Alumni Association and has also served as a Director for the CFA-Orlando Society. He has been involved with other charitable organizations such as the Fellowship of Christian Athletes, Big Brothers/Big Sisters of Gainesville and Habitat for Humanity. He is a member of YPO (Young Presidents’ Organization) and The CFA (Chartered Financial Analysts) Institute.

Sponsor Affiliates have raised $22.4mm of capital from unaffiliated accredited investors for the development and acquisition of a variety of Sponsor Affiliate senior living communities under exemption from the registration provisions of Rule 506 of Regulation D of the Securities Act through the following affiliated funds: (1) Tuscan Gardens Senior Living Fund, LLC, (2) Tuscan Garden Real Estate Fund, LLC, (3) Tuscan Gardens Income Fund, LLC, (4) Tuscan Gardens Income Fund II, LLC, (5) Tuscan Gardens Income Fund III, LLC (6) Tuscan Gardens Growth & Income Fund, LLC, and (7) Living Well Lodges Capital Partners, LLC. Management of the Sponsor maintains control over the corporate and business matters affecting Company Properties, the Sponsor, and the funds described above.

(d)	Legal proceedings.

None

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COMPENSATION OF MANAGEMENT AND DIRECTORS

Compensation of Management

Currently, each member of the Company Management is an employee of Company Affiliates and the Company does not currently have any plans to hire additional employees who will be compensated directly by the Company. Each member of Management receives compensation for his or her services, including services performed for the Company, from Company Affiliates. These individuals will serve to manage the Company’s day-to-day affairs. Although the Company will indirectly bear some of the costs of the compensation paid to these individuals through fees that the Company pays to Company Affiliates, the Company does not intend to pay any compensation directly to these individuals.

Consequently, the Net Offering Proceeds will not be used to compensate or otherwise make payments to Management in their role as officers or directors of the Company. Should the Company, in the future choose to hire additional employees, it may need to offer substantial cash compensation to attract qualified individuals, and may, depending on market conditions, be required to provide equity incentive awards as part of their compensation packages.

PRINCIPAL SHAREHOLDERS

The Company is a newly-formed entity organized on July 20, 2018. Tuscan Gardens Capital Partners, LLC (the “Sponsor”) a Florida limited liability corporation, is the sole common shareholder having purchased 50,000 Common Shares for a cash consideration of $50,000.00 on August 7, 2018.

No other Common Shares or Preferred Shares have been issued.

The following table displays, as of August 10, 2018, the voting and non-voting securities of the Company:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Percent of Company Total Voting Power
Common Voting Shares ($1.00 par value)	Tuscan Gardens Capital Partners, LLCNote 1	$50,000.00	100.0%	100.0%
Class A Non-Voting Preferred Shares ($1,000.00 par value)	None issued	N/A	N/A	0.00%
Total		$50,000.00		100.00%

 Note 1 - Tuscan Gardens Capital Partners, LLC (“Sponsor”) is a Management controlled Company Affiliate.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Asset Manager, Advisor and other Sponsor affiliates (collectively “Company Affiliates”) will be engaged by the Company and its affiliates to perform various value add services for day to day management of the Company including the investment of its assets, the acquisition, development, financing and disposition of properties, and offering placement services. Company Affiliates will receive fees and compensation for such services as described in this section. None of the agreements for such services are the result of arm’s-length negotiations. The Company believes, however, that the terms of such arrangements are reasonable and are comparable to those that could be obtained from unaffiliated entities. The timing and nature of these fees could create a conflict between and among the interests of the Asset Manager, the Company, and those of the Investors.

Asset Manager Services to the Company. In order to ensure the generation of revenue for the Company, ongoing operation of Company Properties will be overseen by an affiliate entity, Tuscan Gardens Senior Living Communities Asset Management, LLC (“Asset Manager”) pursuant to an agreement between the Asset Manager and the Company (“Asset Management Agreement”). The Company’s strategy is to hire experienced third-party operators (“Community Manager”) to operate the senior living communities that it builds or acquires, and to leverage the Asset Manager’s expertise and oversight of the Community Manager to ensure operational and financial performance objectives are achieved by the Community Manager.

Advisor Services to the Company. In order to achieve its investment objectives, the Company provides for an advisor’s oversight of the Company’s acquisitions, developments, financing, and disposition activities including without limitation the negotiation and execution of all agreements pertaining to development, acquisition, financing, and disposition of the Company’s assets. Tuscan Gardens Advisors, LLC (the “Advisor”) will serve as the management and business advisor to the Company pursuant to an advisory agreement with the Company (the “Advisory Agreement”) to advise on all business matters of the Company pursuant to the Advisory Agreement. The Advisor is a wholly-owned, captive affiliate of Tuscan Gardens Management Group, LLC (“TGMG”), a Florida limited liability company, is not a registered investment advisor under the Investment Advisers Act of 1940, and exclusively provides management and business consulting, rather than investment advisory services, to the Company and its majority-owned affiliates which include Tuscan Gardens Senior Living Fund, LLC and Tuscan Gardens Senior Living Income Fund, LLC. TGMG is a real estate private equity company specializing in senior living community development and acquisitions. TGMG’s leadership has over 100 years of collective experience investing in income producing real estate including senior living communities, hospitality, retail, multifamily, industrial, restaurant and other real estate sectors. The Advisor may terminate the Advisory Agreement with or without cause and without penalty, by giving sixty (60) days’ prior written notice to the Company.

Services performed by Company Affiliates include the following:

Service	Determination of Amount	Estimated Amount
Organization and Offering Stage

Organizational and Offering Expenses	The Company will reimburse the Asset Manager, the Advisor, or Company Affiliates for Organizational and Offering Expenses up to five (5.0%) percent of Maximum Offering Amount. As used herein, “Organizational and Offering Expenses” means any and all costs and expenses, exclusive of the Placement Fee, the Marketing Support Fee, the Dealer Manager Fee, and the Acquisition Fees incurred by the Company, the Asset Manager, the Advisor or any Company Affiliate in connection with the formation, qualification, organization and registration of the Company and the marketing, distribution and issuance of Preferred Shares, including, without limitation, the following: legal, accounting and escrow fees, costs of printing, amending, supplementing, mailing, and distribution costs; filing, registration, and qualification fees and taxes; personnel costs associated with processing Investor subscriptions, the preparation and dissemination of organizational and Offering documents and sales materials, and the attendance by the Company or Company Affiliates at sales meetings; telecopy and telephone costs, all advertising, promotional and marketing expenses, including the costs related to Investor and broker-dealer sales meetings or events paid or reimbursed by the Company; and bona fide due diligence expenses incurred by the Placement Agent and Participating Brokers.	If the Company raises the Maximum Offering Amount, will equal $2,500,000.

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Service	Determination of Amount	Estimated Amount
Organization and Offering Stage

Reimbursement of Advisor Operating Expenses	The Company will cause each respective Holdco to pay the Advisor and its Affiliates, as applicable, for Advisor’s ongoing operating expenses incurred on behalf of the Company, the Holdcos or their affiliates. These amounts are expected to be funded with working capital reserves established with Offering proceeds prior to such time as the Company receives distributions from the Holdcos in amounts sufficient to pay such operating expenses. These amounts are estimated to be two (2.0%) percent of the Company’s prorata percentage of total Holdco preferred ownership interests multiplied by Total Project Costs.	As actual amounts are dependent upon the Offering proceeds the Company raises, any leverage it employs, and the costs of the Advisor’s operations, the Company cannot determine these amounts at the present time.

Placement Agent Services

The Company relies on non-affiliated entities and individuals (“Placement Agent”) to prepare, issue, market, and distribute the Offering to qualified investors. The Company has entered into, or will enter into arrangements for compensation and fees to its Managing Broker-Dealer (“MBD”) which include a placement fee equal to seven (7.0%) percent of Gross Offering Proceeds (the “Placement Fee”) which the Placement Agent in turn may re-allow up to all of the Placement Fee to Participating Brokers who are not Affiliates of the Company, a marketing support fee equal to one and one-half (1.5%) percent of Gross Offering Proceeds (the “Marketing Support Fee”), up to all of which may be reallowed to Participating Brokers who are not Affiliates of the Advisor, and a dealer manager fee of up to two (2.0%) percent (subject to reduction in certain circumstances) of Gross Offering Proceeds (the “Dealer Manager Fee”), up to all of which may be reallowed to Participating Brokers.  Notwithstanding the foregoing, the Advisor, its employees, officers and directors, registered principals or representatives of the Placement Agent or a Participating Broker and the immediate friends and family of any of the foregoing persons, as well as clients of an investment adviser registered under the Investment Advisers Act of 1940, as amended, who have been advised by such adviser on an ongoing basis regarding investments other than in the Company, and who are not being charged by such adviser or its affiliates through the payment of commissions or otherwise for the advice rendered by such adviser in connection with the purchase of Preferred Shares through a Participating Broker, may purchase Preferred Shares at a discounted price equal to One Thousand ($1,000.00) Dollars, less the Seven (7.0%) Percent Placement Fee, for a net discounted price of Nine- Hundred Thirty ($930.00) Dollars per Preferred Share.

If the Company raises the Maximum Offering Amount, it will equal $5,250,000.

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Service	Determination of Amount	Estimated Amount
Acquisition and Development Stage

Acquisition Services	The Company will cause each respective Holdco to pay the Advisor acquisition fees (the “Acquisition Fees”) for the selection, purchase, underwriting, financing, development or construction of the Communities equal to three (3.0%) percent of the Company’s prorata percentage of total Holdco preferred ownership interests multiplied by estimated Total Project Costs, as defined herein, upon the acquisition of each Company Property. In the event the Acquisition Fees are paid to the Advisor in connection with any property that is not ultimately acquired by the Company, such Acquisition Fees shall be promptly repaid by the Advisor to the Company.	As actual amounts are dependent upon the Offering proceeds the Company raises, any leverage it employs, and the Total Project Costs of Company Properties, the Company cannot determine these amounts at the present time.

Development Services	The Company relies upon dedicated, affiliate community specific development entities (“Devco”) to achieve on-time, on-budget completion of each Company Property it develops. These Devcos are responsible for the successful engagement with sellers, regulatory officials, and other parties necessary to secure land use entitlements, requisite development approvals and permits, as well as the oversight of general contractors. In consideration for these services, the Company will cause each respective Propco to pay the applicable Developer Entity a site development fee in an amount equal to five (5.0%) to seven (7.0%) percent of Total Project Costs (including financing costs and interest expense, pre-opening operating expenses and working capital reserves) for design and development services. Upon commencement of construction at each site, or sooner as provided for under the applicable development agreement between each respective Propco and the applicable Developer Entity, an amount not to exceed seventy-five (75%) percent of this fee will be due and payable for the respective Company Property, with the balance paid in installments over the projected site construction period, which is typically eighteen (18) to twenty-four (24) months, subject to any additional lender requirements.	As actual amounts are dependent upon the Offering proceeds the Company raises, any leverage it employs, and the Total Project Costs of Company Properties, the Company cannot determine these amounts at the present time.

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Service	Determination of Amount	Estimated Amount
Acquisition and Development Stage

Asset Manager Acquisition Expenses	The Company will reimburse the Asset Manager for actual expenses incurred in connection with the selection or acquisition of an investment, whether or not it ultimately acquires the investment.

As actual amounts are dependent upon the Offering proceeds the Company raises, any leverage it employs, and the costs and frequency of the Asset Manager’s selection or acquisition of investments, the Company cannot determine these amounts at the present time.

Financial Guarantee	The Company will cause each respective Holdco to pay the Advisor, on a monthly basis, an annual Guarantee Fee (the “Financial Guarantee Fee”) equal to three quarters of one (0.75%) percent of guaranteed amounts under total aggregate financing (“Guaranteed Amount”) for each Company Property for which Advisor or its affiliates provide financial or carve-out guarantees. The Company will pay the Advisor the Financial Guarantee Fee earned with respect to the Guaranteed Amount upon the execution of guarantees by Advisor or its affiliates at each Company Property. In the event the Financial Guarantee Fee is paid to the Advisor in connection with any Company Property that is not ultimately developed or acquired by the Company, such Financial Guarantee Fee shall be promptly repaid by the Advisor to the Company. These amounts are expected to be funded with working capital reserves established with Net Offering Proceeds prior to such time as the Company receives distributions from the Holdcos in amounts sufficient to pay such fees. As used herein, “Breakeven Cash Flow” means the amount of net cash flow from the operations of a Company Property necessary to meet any capital expenditure reserve payments and all principal and interest debt service payments.	As actual amounts are dependent upon the Offering proceeds the Company raises, any leverage it employs, the Total Project Costs of Company Properties, and the frequency and magnitude of lender requirements for financial guarantees, the Company cannot determine these amounts at the present time.

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Service	Determination of Amount	Estimated Amount
Operational Stage

Asset Management	The Asset Manager is responsible for the oversight of day to day Company Property management decisions by the Community Manager pursuant to an agreement between the Asset Manager and the Company (“Asset Management Agreement”). Under the Asset Management Agreement, the Company will pay the Asset Manager, on a monthly basis, an annual Asset Management Fee (the “Asset Management Fee”) equal to two (2.0%) percent of Gross Assets under management. In the event the Asset Management Fee is paid to the Asset Manager in connection with any community that is not ultimately acquired by the Company, such Asset Management Fee shall be promptly repaid by the Asset Manager to the Company. These amounts are expected to be funded with working capital reserves established with Net Offering Proceeds prior to such time as the Company receives distributions from the Holdcos in amounts sufficient to pay such fees. As used herein, “Breakeven Cash Flow” means the amount of net cash flow from the operations of a Company Property necessary to meet any capital expenditure reserve payments and all principal and interest debt service payments.

As actual amounts are dependent upon the Offering proceeds the Company raises, any leverage it employs, and the costs and frequency of the Asset Manager’s selection or acquisition of investments, the Company cannot determine these amounts at the present time.

Reimbursement of Advisor Operating Expenses	The Company will cause each respective Holdco to pay the Advisor and its Affiliates, as applicable, for Advisor’s ongoing operating expenses incurred on behalf of the Company, the Holdcos or their affiliates. These amounts are expected to be funded with working capital reserves established with Offering proceeds prior to such time as the Company receives distributions from the Holdcos in amounts sufficient to pay such operating expenses. These amounts are estimated to be two (2.0%) percent of the Company’s prorata percentage of total Holdco preferred ownership interests multiplied by Total Project Costs.

As actual amounts are dependent upon the Offering proceeds the Company raises, any leverage it employs, and the costs of the Advisor’s operations, the Company cannot determine these amounts at the present time.

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Service	Determination of Amount	Estimated Amount
Operational Stage

Disposition Services	The Company will cause each respective Holdco to pay the Advisor disposition fees (the “Disposition Fees”) for the disposition, recapitalization, or sale of Communities equal to three (3.0%) percent of the Company’s prorata percentage of total Holdco preferred ownership interests multiplied by the actual selling price or recapitalized amount, as defined herein, upon the sale or recapitalization of each Company Property. In the event the Disposition Fees are paid to the Advisor in connection with any Company Property that is not ultimately sold or recapitalized by the Company, such Disposition Fees shall be promptly repaid by the Advisor to the Company.	As actual amounts are dependent upon the Offering proceeds the Company raises, any leverage it employs, the frequency and magnitude of dispositions of Company Properties, the Company cannot determine these amounts at the present time.

Conflicts of Interest

There are conflicts of interest between and among the Company, the Asset Manager, the Advisor, the Sponsor, the Development Entities, and other Company Affiliates. Asset Manager and Advisor may provide services to other affiliate companies in addition to the Company. All of the agreements and arrangements between Company Affiliates and the Company, including those related to compensation, are not the result of arm’s-length negotiations. The Company will try to balance the interests of Company Affiliates with the interests of the Company. However, to the extent that the Company takes actions that are more favorable to Company Affiliates than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on the dividends to holders of Preferred Shares and the value of those securities. The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

The Company relies on key real estate professionals, including Laurence J. Pino, William N. Johnston, and Christopher P. Young (collectively “Management”), for the day-to-day operation of its business. As a result of their interests in other Company Affiliates, their obligations to other investors, and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, Management will face conflicts of interest in allocating their time among us, the Asset Manager, the Advisor, other Company Affiliates, and other business activities in which they are involved. However, the Company believes that the Asset Manager, Advisor, and their respective affiliates have sufficient real estate professionals to fully discharge their responsibilities to the Company.

There are no other material relationships or related party transactions.

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SHAREHOLDER RIGHTS UNDER THE COMPANY’S ARTICLES OF INCORPORATION AND BYLAWS

The following is a summary of the material provisions of the Company’s Articles of Incorporation dated July 20, 2018 (“Company Articles of Incorporation”) and Bylaws dated July 20, 2018 (“Company Bylaws”) attached hereto as Exhibit A and Exhibit B respectively (collectively “Governing Documents”), as they pertain to the rights and obligations of Shareholders thereunder.

The following description does not purport to be complete and is subject to and qualified in its entirety by reference to (i) applicable provisions of the laws of the State of Florida, (ii) the entirety of the Governing Documents.

The Company encourages you to read the entire Governing Documents attached hereto as Exhibit A and Exhibit B.

All capitalized terms appearing but not defined in this section will have the meanings set forth in the Governing Documents.

Series A $1,000 Par Value Preferred Shares

The Preferred Shares being offered pursuant to this Offering Circular are Preferred Shares representing preferred non-voting interests in the Company. Purchasers of the Preferred Shares (“Preferred Shareholders”) have no rights to direct or vote on any matter concerning the Company or the management of the Company, including whether or not the Company should dissolve.

Preferred Shareholders have the right to receive dividends as set forth in the Governing Documents, as amended from time to time at the sole discretion of Management based on its determination of what is in the best interests of the Company. See the section entitled “Preferred Dividends” below.

The Governing Documents

This Company shall be governed by and construed in accordance with the laws of the state of Florida.

“Shareholder” means a person who has been admitted as a shareholder of the Company and has an ownership interest in the Company with rights, obligations and preferences and limitations specified in the Governing Documents and pursuant to the Florida Business Corporations Act (“FBCA”). Shareholders include voting Common Shareholders and non-voting Preferred Shareholders.

Management, Voting and Governance

Except as otherwise provided in the Governing Documents, Company Management will conduct, direct and exercise full control over all major activities of the Company, including all decisions relating to the issuance of Preferred Shares. The Company will have two classes of shares, common voting shares with $1.00 par value per share (“Common Shares”) and Series A Preferred Non-Voting Preferred Shares with $1,000.00 par value per share (“Preferred Shares”). Tuscan Gardens Capital Partners, LLC (“Sponsor”) will be the only Common Shareholder. All other shareholders will be Preferred Shareholders and will have no voting rights. Unless otherwise specifically provided in this Agreement, no action may be taken or authorized on the part of the shareholders without the Common Shareholder’s agreement. Management will have the sole power and authority to bind or take any action on behalf of the Company, or to exercise any rights and powers granted to the Company under Company’s Articles of incorporation, Bylaws, or any other agreement, instrument, or other document to which the Company is a party. Except as otherwise required by law, the Preferred Shareholders will have no voting rights or governance rights.

The approval of the Board of Directors is required in connection with:

(a)	The admission of an additional Common Shareholder;

(b)	The initiation of a proceeding for the bankruptcy of the Company;

(c)	The change in the business or purpose of the Company;

(d)	The approval of a merger, conversion or the application of any statute (the application of which is elective) to the Company;

(e)	Trading for or in the Company’s proprietary account, except for any normal operating error account;

(f)	The amendment of this Agreement or any action taken in violation of this Agreement;

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(g)	The determination of the amount of, and the making of, Dividends;

(h)	The determination of the amount of, and the making of, the transfer of any Fund Company Property to any person or entity;

(i)	Assumption of debt by the Company or its affiliates; including but not limited to, the borrowing of money and issuing of evidences of mortgage and subordinate institutional indebtedness in an amount equal to ninety-two (92.0%) or more of the total fair market value of the Company Properties once completed, as is necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and securing the same by mortgage, pledge, or other lien thereon;

(j)	The institution, prosecution, and defense of any Proceeding in the Company's name;

(k)	The investment and reinvestment of the Company's funds, and receipt and holding of Company Property as security for repayment;

(l)	The sale, exchange, transfer, Distribution, or other Disposition of all, or substantially all, of the Company Property; and

(m)	The redemption of all or any portion of the Preferred Shareholder’s Preferred Shares.

Management is authorized under the Governing Documents to oversee and make decisions regarding:

(a)	The conduct of the Company's business, the establishment of Company offices, and the exercise of the powers of the Company within or without Florida;

(b)	The appointment of employees and agents of the Company, the defining of their duties, and the establishment of their annual compensation;

(c)	The payment of compensation, or additional compensation to a Shareholder and employees on account of services previously rendered to the Company, whether or not an agreement to pay such compensation was made before such services were rendered;

(d)	The purchase of liability and other insurance to protect the Company's Property and business and the purchase of insurance on the life of any of the Shareholders or employees for the benefit of the Company;

(e)	The employment of accountants, legal counsel, managing agents, or other experts to perform services for the Company and to compensate them from Fund funds; and

(f)	The doing and performing of all other acts as may be necessary or appropriate to carry out the Company's day to day business.

(g)	The negotiation and execution of contracts, partnerships, and joint venture relationships with other parties in order to facilitate the successful acquisition, construction, development, and operation of Company Properties; and

(h)	Negotiate and receive advances that are required to address economic or financial shortfalls on behalf of the Company and its affiliates, including without limitation advances from the Asset Manager or its Affiliates (“Affiliate Advances”). In the event of Affiliate Advances, any such Affiliate Advances shall be reimbursed to the advancing party by the Company, or its affiliate with accrued interest at a monthly rate of one (1.0%) percent on such advances prior to any return of any shareholder capital.

As the Sponsor will exercise complete control over the Company, it will have the ability to make decisions regarding (i) changes to share classes without shareholder notice or consent, (ii) making changes to the Company’s Articles of Incorporation whether to issue additional common stock and preferred stock, including to itself, (iii) employment decisions, including compensation arrangements; and (iv) whether to enter into material transactions with related parties.

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Standard of Care of the Board of Directors

The Board of Directors’ duty of care in the discharge of its’ duties to the Company is limited to refraining from engaging in grossly negligent or reckless conduct, willful or intentional misconduct, or a knowing violation of law. In discharging its’ duties, the Board of Directors shall be fully protected in relying in good faith upon the records required to be maintained by the Company and upon such information, opinions, reports, or statements by any of its agents, or by any other Person, as to matters the Board of Directors reasonably believe are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports, or statements as to the value and amount of the assets, liabilities, profits, or losses of the Company or any other facts pertinent to the existence and amount of assets from which Preferred Dividends or Special Dividends to the shareholders, including Manager might properly be paid.

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Books, Records and Accounting

During the Term of the Governing Documents and for one (1) year thereafter, the Company shall maintain proper records and books of account prepared using consistent accounting principles relating to the computation of payments owed and costs charged to the Company. The Company, for accounting and income tax purposes, shall operate on a Fiscal Year ending December 31 of each year, and shall make such income tax elections and use such methods of depreciation as shall be determined by the Company. The books and records of the Company shall be maintained at the principal place of business of the Company. The Company shall make the Company books and records available for inspection and copying by any Shareholder at reasonable times during normal business hours upon at least 10 days prior notice.

Conflicts of Interest

The Asset Manager, Advisor, and the Management Corporation are comprised of individuals who are also principals of the Company, other affiliated entities and the law firm which represents all of the above identified entities. One or more principals of the Asset Manager, Advisor, and the Management Corporation will also operate as the developers of the properties to be purchased, developed and constructed by the Company and will receive development fees associated therewith. One or more principals of the Asset Manager, Advisor, and the Management Corporation will also operate as advisors to the Company and will receive fees for their services. One or more principals of the Asset Manager, Advisor, and Management Corporation may provide additional or subsequent private Offerings or terms of offer different than herein for the construction, development and/or operation of Company Properties. In addition, one or more principals or affiliates of the Asset Manager, Advisor, and Management Corporation own the Trademarks and other Intellectual Property associated with Tuscan Gardens and have licensed the Intellectual Property to the Projects associated with the Company Properties

The Asset Manager, Advisor, and Company Affiliates do not violate a duty or obligation to the Company merely because their conduct furthers their own interest. The Asset Manager, Advisor, and Company Affiliates may lend money to and transact other business with the Company. The rights and obligations of the Asset Manager, Advisor, and Company Affiliates who lends money to or transacts business with the Company are the same as those of an arm’s length Person, subject to other applicable law. No transaction with the Company shall be voidable solely because the Asset Manager, Advisor, or Company Affiliates has a direct or indirect interest in the transaction if either the transaction is fair to the Company or the Asset Manager with knowledge of the interest and transaction of the Asset Manager. Moreover, all documents and legal work associated with the creation of the entities associated herewith, including the Company, Asset Manager, Advisor, and Company Affiliates, have been provided by the law firm of Pino Nicholson PLLC (“PNL”). A principal of PNL is also a principal herein. The Shareholders, Asset Manager, Advisor, and Company Affiliates intentionally waive any and all objections to PNL continuing to represent the Asset Manager and the Company regardless of any conflict of interest considerations.

Preferred Dividend

Subject to declaration by the Board of Directors on no less than a quarterly basis, acting in its sole discretion based on the best interests of the Company, the Company will seek to provide ongoing income to investors in the Preferred Shares, paid or accrued monthly (“Preferred Dividend”).

Any unpaid Preferred Dividends will accrue at a non-compounded rate of eight (8.0%) percent per annum on the Preferred Share’s par value.

For purposes of calculating the Preferred Dividend, all capital contributions and dividends occurring during a given month will be deemed to have occurred on the first day of the month. Such dividends will be made from available cash that remains following the payment of Company obligations as more fully described in Article IV D of the Articles of Incorporation. Payment of the Preferred Dividend is further contingent upon the Company retaining available cash to offset any losses in the event the Company is operating at a loss. In the event the Company does not have available cash to distribute, an investor will neither receive nor be entitled to payment of the Preferred Dividend.

Special Dividends

Once any one of the Company Properties reaches Stabilization, which is typically twenty-four (24) months from the commencement of operations. the Company may elect to pay additional dividends to the Preferred Shareholders from the distributions it receives from the respective Holdco, less certain expenses and reserves (see “Net Operating Cash Flow”). The amount of Net Operating Cash Flow of the Company to be paid as Special Dividends shall be determined by the Company, in its sole and absolute discretion.

The Company does not expect to receive distributions from the Holdcos and, therefore, commence the payment of Special Dividends based on Net Operating Cash Flow to Preferred Shareholders, until one or more of the Company Properties have begun to generate sufficient cash flow in excess of any debt service and reserve requirements. As a result there can be no assurance as to the date on which distributions will commence or the timing or amount of such distributions, if any, from the Net Operating Cash Flow. Any unpaid Special Dividends shall accrue until such time as the Board of Directors authorizes payment, acting in its sole discretion based on the best interests of the Company.

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The Company expects to pay dividends to the holders of Preferred Shares and holders of Common Shares from distributions it receives from the Holdcos in connection with any sale, refinancing, redemption or other disposition of the Communities, less certain expenses (“Net Disposition Proceeds”).

Dividends shall be payable only when, as and if declared by the Company’s Board of Directors under Article IV D of the Company’s Articles of Incorporation. Dividends resulting from Net Disposition Proceeds received by the Company from Holdcos shall be determined as follows:

a)	First, to the Preferred Shareholders to the extent of and in proportion to their respective unpaid eight (8.0%) percent Preferred Return until such Preferred Shareholders' unpaid eight (8.0%) percent Preferred Return has been paid in full;
b)	Second, fifty (50%) percent of the Net Distribution Proceeds to the Preferred Shareholders’ Special Dividends allocated among Preferred Shareholders in proportion to the amount and duration of each Preferred Shareholder’s invested capital; and
c)	Third, any remaining Net Distribution Proceeds to the Common Shareholders.

Liquidating Dividends

The proceeds from the liquidation of the Company will be distributed within Ninety (90) days of the date of liquidation in the following order and priority:

a)	First, to creditors of the Company, including Shareholders who are creditors, to the extent otherwise permitted by law, in satisfaction of all debts, liabilities, obligations and expenses of the Company, including, without limitation, the expenses incurred in connection with the liquidation of the Company; and
b)	Second, to the Preferred Shareholders to the extent of and in proportion to their invested capital until the aggregate amount paid to such Preferred Shareholders is sufficient to provide for a complete return of such Preferred Shareholders invested capital; and
c)	Third, to the Preferred Shareholders to the extent of and in proportion to their respective unpaid eight (8.0%) percent Preferred Return until such Preferred Shareholders' unpaid eight (8.0%) percent Preferred Return has been paid in full; and
d)	Fourth, fifty (50%) percent of any remaining proceeds from the liquidation of the Company to the Preferred Shareholders’ Liquidating Dividends allocated among Preferred Shareholders in proportion to the amount and duration of each Preferred Shareholder’s invested capital; and
e)	Fifth, to the Common Shareholders.

Allocation of Profits and Losses

The Holdco operating agreements provide for the allocation of income and gain to both the Holdco Common Members and Holdco Preferred Members, and the losses to the Holdco Common Members. The Company believes that all material allocations to the Shareholders as Preferred Members of each Holdco may or may not be respected for U.S. federal income tax purposes. The rules regarding allocations are complex and no assurance can be given that the IRS will not successfully challenge the allocations in the Governing Documents and/or the Holdco operating agreements, and reallocate items of income, gain, loss or deduction in a manner which adversely increases the income allocable to the Shareholders of the Company.

Exculpation and Indemnification of the Common Shareholder, Asset Manager, Advisor and Company Affiliates

Neither the Common Shareholder, Asset Manager, Advisor or Company Affiliates shall be liable for the liabilities of the Company to third parties. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Common Shareholder, Asset Manager, Advisor or Company Affiliates for liabilities of the Company.

The Company shall indemnify the Common Shareholder, Asset Manager, Advisor or Company Affiliates for all costs, losses, liabilities, and damages paid or accrued by the Common Shareholder, Asset Manager, Advisor or Company Affiliates (either as Common Shareholder, Asset Manager, Advisor or, or agent) or because it is a Common Shareholder, Asset Manager, Advisor or Company Affiliate, to the fullest extent provided or allowed by the law of Florida. To the extent the Company is required to indemnify the Common Shareholder, Asset Manager, Advisor or Company Affiliates , as set forth herein, the Common Shareholder, Asset Manager, Advisor or Company Affiliates shall cause the Company to advance costs of participation in any Proceeding to the Common Shareholder, Asset Manager, Advisor or Company Affiliates. The Common Shareholder, Asset Manager, Advisor or Company Affiliates may, based on its sole discretion, indemnify all other employees and agents of the Company for all costs, losses, liabilities, and damages paid or accrued by the agent or employee in connection with the business of the Company or because such Person is an agent or employee, to the fullest extent provided or allowed by the laws of Florida.

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Additional Rights and Obligations Considerations

There are no conversion, pre-emptive, sinking fund, or liability for further call rights or obligations associated with the Common Shares or Preferred Shares.

Amendment

The Governing Documents may not be amended except with the consent of the Common Shareholder.

Dissolution

The Common Shareholder must consent to dissolve the Company, which it may elect to do at any time without the consent of the Preferred Shareholders. Upon dissolution of the Company, Management will wind up the Company’s affairs and make all liquidating dividends in accordance with Article IV D of the Articles of Incorporation.

Mandatory Binding Arbitration

The Company’s Articles of Incorporation, Bylaws, Subscription Agreement, and Shareholder Agreement all provide mandatory binding arbitration provisions that, unlike in judicial proceedings, are subject to determination by an arbitrator, not a judge, who is not necessarily governed by the same standards. In light of that, there is a risk that an arbitrator will not view the contract or the law in the same way a judge would and may grant a remedy or award relief that the arbitrator deems just and equitable and within the scope of the agreement of the parties or based on simple notions of equity, rather than the facts or the relevant law. Furthermore, there is a risk that an arbitrator may interpret the relevant agreements or facts without regard to legal precedent. That risk is exacerbated by the fact that it is more difficult to overturn or vacate an arbitration award, because the law supports confirmation of an arbitration decision which is not otherwise arbitrary or capricious; therefore, investors should consider the difficulty of reversing an arbitration award, once made.

The Company believes that binding arbitration is legally enforceable based on case law provisions as applicable to claims in connection with this offering (including secondary transactions whereunder Preferred Shares are resold by initial investors, and subsequent, secondary investors are governed by the Company’s Articles of Incorporation, Bylaws, and Shareholder Agreement) under federal law, state law, and U.S. federal securities laws. The legal enforceability based on case law as upheld by U.S. Supreme Court rulings, which, for the Commission’s reference, include but are not limited to the following: Arthur Andersen LLP v. Carlisle, 556 U.S. 624 (2009); Gilmer v. Interstate/Johnson Lane Corp., 500 U.S. 20 (1991); Rodriguez de Quijas v. Shearson/American Express, Inc., 490 U.S. 477 (1989); Shearson/American Express v. McMahon, 482 U.S. 220 (1987); and Dean Witter Reynolds Inc. v. Byrd, 470 U.S. 213 (1985).

As a result of this mandatory binding arbitration provision, Investors may incur increased costs to bring a claim, have limited access to information, and these provisions can discourage claims or limit investors’ ability to bring a claim in a judicial forum that they find favorable, In the event of arbitration these clauses would limit the legal remedies available to holders of Preferred Shares to arbitration for any claims they may have, however by agreeing to be subject to these arbitration provisions, investors will not be deemed to waive the company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder. Notwithstanding case law supporting the enforceability of arbitration, there does appear to be a split of authority suggesting that arbitration provisions are not always enforceable under federal and state law. Nonetheless, to the extent any arbitration provisions are ruled unenforceable, the Company would abide by such ruling.

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FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY

The following is a discussion of certain U.S. federal income tax considerations relevant to an investment in Preferred Shares of the Company. This discussion does not address all U.S. tax considerations that may be relevant to an investment in Preferred Shares, and it does not cover every aspect of U.S. federal income taxation that may be relevant to a particular taxpayer in light of their particular circumstances or to investors having a special legal status (such as tax-exempt investors, dealers in securities, banks, thrifts, trusts, insurance companies, corporations that may be treated as personal holding companies under the Internal Revenue Code of 1986, as amended (the “Code”), or persons who acquire interests in the Company in connection with the performance of services), or to investors holding their interest in the Company other than as a capital asset. In addition, except as expressly indicated below, the discussion does not address state or local income tax considerations, nor does it address taxes other than income taxes. The following discussion also does not address tax considerations that may be relevant under the laws of jurisdictions other than the United States.

IN VIEW OF THE SUMMARY NATURE OF THIS DISCUSSION, EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT THEIR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO SUCH PROSPECTIVE INVESTOR OF AN INVESTMENT IN PREFERRED SHARES OF THE COMPANY.

The following discussion of certain U.S. federal income tax considerations relevant to an investment in the Company is based on the Code and other currently applicable legal authorities such as the regulations promulgated under the Code (the “Treasury Regulations”), administrative rulings and judicial decisions. The Code and other legal authorities are subject to change at any time, possibly on a retroactive basis, by legislative, judicial or administrative action. No rulings have been or are expected to be requested from the U.S. Internal Revenue Service (the “IRS”) or any other tax authority as to any matter, and no assurance can be provided that any such authorities will not successfully assert a position contrary to one or more of the legal conclusions discussed herein.

This discussion assumes each investor (a “Shareholder”) is a “U.S. Holder.” A “U.S. Holder” is an individual or entity that is, for purposes of the Code: (i) a citizen or resident of the United States; (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any political subdivision of the United States; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; (iv) a trust (1) the administration of which is subject to primary supervision by a court within the United States and as to which one or more U.S. persons have the authority to control all substantial decisions, or (2) which was in existence on August 20, 1996, and has properly elected to be treated as a “United States person” for federal income tax purposes; or (v) otherwise subject to U.S. federal income tax on a net income basis with respect to its income from The Company. No discussion is provided herein concerning the eligibility requirements applicable to a Shareholder that is not a U.S. Holder.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of an interest in Preferred Shares, the U.S. federal income tax treatment of a partner in the partnership (or owner of such entity) will generally depend on the status of the partner (or other owner) and the activities of the partnership (or entity). Investors that are treated as partnerships for U.S. federal income tax purposes and their owners should each consult their own tax advisors about potential U.S. federal income tax consequences of an investment in The Company.

General Matters Relevant to Investment in the Company

Taxation of Shareholders

Taxation of Proceeds and Dividends in General. Shareholders are required to declare all proceeds received in connection with dividends or proceeds from sale of their Preferred Shares. The recognition of such receipts as income or capital gain will depend on multiple factors including without limitation the Shareholder’s basis for tax purposes and whether dividends qualify as ordinary or qualified under IRS guidelines. The rules governing basis adjustments and the taxation of proceeds and dividends are complex, and investors are urged to consult with their own U.S. tax advisors concerning these rules

Property Held Primarily for Sale. If the Company is deemed for tax purposes to be a “dealer” in real property, defined as one who holds real estate primarily for sale to customers in the ordinary course of business, any gain recognized upon a sale of such real property (commonly referred to as “Dealer Property”) will be taxable as ordinary income, rather than as capital gain, and will constitute “unrelated business taxable income” (“UBTI”). Furthermore, all of such property would be treated as “inventory items”. Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and sale in question. Accordingly, it is possible that the Company could be deemed to be a dealer in real estate, and that the Company’s share of profits from its disposition of real property would therefore be considered ordinary income.

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Liquidation. Upon the dissolution and liquidation of the Company, the Company will pay its debts and liabilities, and the Shareholders will be entitled to receive dividends as provided in the Governing Documents. The Company’s sale of its assets and the liquidation will generally be recognition events for U.S. federal income tax purposes. If a Shareholder recognizes gain upon the liquidation of their Preferred Shares, the gain may consist of both ordinary income and capital gain components. If a Shareholder realizes a loss upon the liquidation of the Company, the Shareholder will be entitled to recognize such loss for tax purposes only if the Company’s liquidating distribution consists solely of cash, or of cash and “unrealized receivables” (as defined in the Code).

Tax Information and Tax Audits. The Company will file a U.S. federal tax return reporting its annual operations and will provide each Shareholder with the information for Preferred Dividends, Special Dividends, or redemptions of Preferred Shares by the Company needed to file their U.S. federal income tax return. However, the Company may not be able to provide U.S. tax information to its Shareholders in time to prevent such Shareholders from having to obtain extensions of the filing dates of applicable tax returns. The Company is not obligated to provide tax information to persons who are not Shareholders of record. The Code imposes certain penalties in the event of failure to make various filings in a timely manner and in the event of various understatements of income tax. The Company intends to comply fully with all applicable filing and reporting requirements.

 FATCA

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on “withholdable payments” made to a “foreign financial institution” unless the foreign financial institution enters into an agreement with the IRS to collect and provide to the IRS on an annual basis substantial information regarding its U.S. account holders or an exception applies. If a foreign financial institution enters into such an agreement but is unable to obtain the relevant information from its direct and indirect account holders or owners on an annual basis, the foreign financial institution will be required to withhold 30% of any withholdable payment allocable to such account holders, and there is a risk that the IRS may determine that the foreign financial institution is not in compliance with its agreement, resulting in the foreign financial institution becoming subject to the 30% withholding tax on all of the withholdable payments made to it. The term “withholdable payment” includes any payment of (i) interest or dividends, (ii) the gross proceeds of a disposition of shares or of debt instruments, and (iii) “foreign pass-thru payments,” in each case with respect to any U.S. investment. It is not yet clear whether and to what extent the gross proceeds from the disposition of an interest in a partnership or limited liability company will be treated as a withholdable payment. The legislation also generally imposes a withholding tax of 30% on withholdable payments made to a non-U.S. entity that is not a foreign financial institution unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which are generally defined as any U.S. persons who directly or indirectly own more than 10% of the entity, or unless an exception applies. Withholding on gross proceeds and “foreign pass-thru payments” will not apply until after December 31, 2018. A generally will be required to withhold 30% of withholdable payments received thereby that are distributable to any Shareholder thereof that is a foreign financial institution or other non-U.S. entity unless such investor complies with the applicable requirements discussed above. Accordingly, the investors may be required to provide certain information to the Company in order to avoid the imposition of the 30% withholding tax on any withholdable payments made by the Company.

The foregoing is only a general summary of certain provisions of FATCA. Prospective investors are urged to consult with their own tax advisers regarding the application of FATCA to their investment in the Company.

Reportable Transactions Regulations. Regulations impose special reporting rules for “reportable transactions.” A reportable transaction includes, among other things: (i) a transaction in which an advisor limits the disclosure of the tax treatment or tax structure of the transaction and receives a fee in excess of certain thresholds, and (ii) a “transaction of interest” that the IRS believes has a potential for tax avoidance or evasion, but for which the IRS lack enough information to determine whether the transaction should be identified specifically as a tax avoidance transaction. The Company intends to take the position that no investment in the Company constitutes a reportable transaction, that the Company does not engage in transactions which themselves constitute reportable transactions, and that neither the Company nor any of its respective Shareholders are participants in a transaction of interest by virtue of their investment in the Company. If any of these transactions were determined to constitute a reportable transaction, then the Company, or each Shareholder may be required to complete and file IRS Form 8886 with their respective tax returns for the applicable tax year. The Company reserves the right to disclose certain information about the Company’s Shareholders on Form 8886, including the Shareholders’ capital commitments, tax identification numbers (if any), and dates of admission to the Company, to facilitate compliance with the reportable transaction rules if necessary. Certain legislation imposes substantial excise taxes and additional reporting requirements and penalties on certain tax-exempt investors (and, in some cases, the managers of tax-exempt investors), that are, directly or in some cases indirectly, parties to certain types of reportable transactions. In addition, certain states have similar reporting requirements and may impose penalties for failure to report. Shareholders should consult their tax advisors for advice concerning compliance with the reportable transaction regulations.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISORS WITH RESPECT TO THE LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO SUCH INVESTOR OF THE PURCHASE AND OWNERSHIP OF AN INTEREST IN THE COMPANY.

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LEGAL MATTERS

The validity of the issuance of the Preferred Shares offered by this Offering Circular has been passed upon as of December 1, 2018 by Pino Nicholson PLLC.

EXPERTS

The Balance Sheet of the Company as of August 10, 2018 has been included in this Offering in reliance upon the report of Grennan Fender Hess & Poparad LLP, and independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

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ADDITIONAL INFORMATION

The Company has filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this Offering. This Offering circular, which is part of the Offering statement, does not contain all the information set forth in the Offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the Offering statement, The Company will be subject to the informational reporting requirements of the Securities Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, The Company will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the Offering statement, the related exhibits and the reports and other information The Company files with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning The Company at:

Tuscan Gardens Senior Living Communities, Inc.

189 S. Orange Ave, Suite 1650

Orlando, FL 32801

Telephone: 407-206-6577
Attention: Investor Relations
email: InvestorRelations@TuscanGardensSLC.com

The Company will file (i) an annual report with the SEC on Form 1-K, (ii) a semi-annual report with the SEC on Form 1-SA, (iii) current reports with the SEC on Form 1-U, and (iv) a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events. Parts I and II of Form 1-Z will be filed by the Company if and when it decides to and is no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A. The Company’s annual report will contain audited financial statements and certain other financial and narrative information that the Company is required to provide to holders of Preferred Shares.

The Company maintains a website at www.TuscanInvestor.com, where there may be additional information about the Company’s business, but the contents of that site are not incorporated by reference in or otherwise a part of this Offering circular.

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PART FS - INDEPENDENT AUDITOR'S REPORT

TUSCAN GARDENS SENIOR LIVING

COMMUNITIES, INC.

Financial Statements

and

Independent Auditor’s Report

August 10, 2018

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TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

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INDEPENDENT AUDITOR’S REPORT

To the Shareholders of

Tuscan Gardens Senior Living Communities, Inc.

We have audited the accompanying financial statements of Tuscan Gardens Senior Living Communities, Inc. (a Florida Corporation, the “Company”), which comprise the balance sheet as of August 10, 2018, and the related statements of operations and changes in equity, and cash flows for the period from inception (July 20, 2018) to August 10, 2018, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

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An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal controls relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal controls. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tuscan Gardens Senior Living Communities, Inc.as of August 10, 2018, and the results of their operations and their cash flows for the period from July 20, 2018 to August 10, 2018 in accordance with accounting principles generally accepted in the United States of America.

/s/GRENNAN FENDER HESS & POPARAD LLP

Orlando, Florida

August 10, 2018

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PART FS - AUDITED FINANCIAL STATEMENT AS OF AUGUST 10, 2018

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

BALANCE SHEET

AUGUST 10, 2018

ASSETS
CURRENT ASSETS:
Cash	$50,000

TOTAL ASSETS	$50,000

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable and other accrued liabilities	$—

TOTAL LIABILITIES	—

EQUITY
Common shares - 50,000 shares issued and outstanding ($1 par value)	50,000
Series A Preferred Shares ($1,000 par value) - 50,000 authorized	—

TOTAL EQUITY	50,000

TOTAL LIABILITIES AND EQUITY	$50,000

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TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

STATEMENT OF OPERATIONS AND CHANGES IN EQUITY

FOR THE PERIOD FROM INCEPTION (JULY 20, 2018) TO AUGUST 10, 2018

REVENUE:

Revenues	$—

TOTAL REVENUE	—

OPERATING EXPENSES:
Expenses	—

TOTAL OPERATING EXPENSES	—

NET INCOME	$—

EQUITY, JULY 20, 2018 (INCEPTION)	$—

Purchase of common stock	50,000

EQUITY, END OF PERIOD (AUGUST 10, 2018)	$50,000

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TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM INCEPTION (JULY 20, 2018) TO AUGUST 10, 2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$—

NET CASH PROVIDED BY OPERATING ACTIVITIES	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	50,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	50,000

NET INCREASE IN CASH	50,000

CASH, INCEPTION (JULY 20, 2018)	—

CASH, END OF PERIOD (AUGUST 10, 2018)	$50,000

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NOTE 1 – DESCRIPTION OF BUSINESS

Tuscan Gardens Senior Living Communities, Inc. (the “Company”) was organized on July 20, 2018 and is a Florida Corporation. The Company was formed to invest in wholly-owned subsidiaries that develop (“Development Projects”), acquire (“Acquisition Projects”), or convert other real estate properties including hotels (“Conversion Projects”) into senior living rental communities ranging from $15,000,000 to $100,000,000 per community, consisting of independent living, assisted living and/or memory care. The Company’s primary focus for purposes of Development Projects will be on southeastern markets, and for purposes of Acquisition Projects and Conversion Projects will be on national markets, that it considers to have favorable risk-return characteristics The Company, operating through wholly-owned special purpose entities (“SPE”) as real estate owner-operators, intends to create, operate and hold a portfolio of Company Properties on a long-term basis, approximating seven years,, and ultimately dispose of them to generate revenue for the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accounting policies of the Company conform to accounting principles generally accepted in the United States of America.

Cash

The Company maintains its cash deposits at a bank. Cash deposits could, at times, exceed federally insured limits. As of August 10, 2018 there was no uninsured balance.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

There are no open federal or state tax years under audit. Financial Accounting Standards Board issued ASC 740-10 (Accounting for Uncertainty in Income Taxes), which prescribed a comprehensive model for how a company should measure, recognize, present, and disclose in its financial statements uncertain tax positions that an organization has taken or expects to take. The Company adopted ASC 740-10 and has not taken any uncertain tax positions that require disclosure in the financial statements.

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NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

The FASB ASC Topic "Financial Instruments" clarifies the definition of fair value for financial reporting, establishing a framework for measuring fair value, and requires additional disclosure about the use of fair value measurements in an effort to make the measurement of fair value more consistent and comparable. The carrying amount of cash approximates fair value due to the short maturity of this financial instruments.

Subsequent Events

Subsequent events were evaluated through August 10, 2018, which is the date the financial statements were available to be issued.

NOTE 3 – EQUITY AND FUTURE EQUITY

The Company currently has two authorized share classes: common voting shares with $1.00 par value per share (“Common Shares”) and Series A Preferred Non-Voting Preferred Shares with $1,000.00 par value per share (“Preferred Shares”). On August 10, 2018, the Company established an equity basis in 50,000 shares of $1.00 par value Common Shares.

The Company intends to issue an initial offering (“Offering”) on a “best efforts” basis to raise capital using its Series A Preferred Shares. The Company seeks to raise $50,000,000 from the Offering of Preferred Shares. The Company will seek to pursue Development Projects, Acquisition Projects, and Conversion Projects that have the potential to provide a ongoing income to investors in the Preferred Shares, paid or accrued monthly (“Preferred Dividend”), plus potential capital appreciation through additional dividends (“Special Dividends”) based on fifty (50%) percent participation in the net proceeds generated by the Company from the Holdco disposition of Company Properties. However, as that the Offering is a blind pool and the Company has no track record, there can be no guarantee that such returns can or will be achieved.

The Preferred Shares have no public market and will not be listed on any national securities exchange or on the over-the counter inter-dealer quotation system. The proposed sale of the Preferred Shares will begin as soon as practicable after the information statement has been qualified by the SEC and will terminate December 31, 2019. The Preferred Shares are being offered pursuant to Regulation A under the Securities Act of 1933, as amended, for Tier 2 offerings. The Preferred Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. Funds from the Offering will be made available to the Company once the Offering raises a minimum of $500,000 excluding sales to Company affiliates (“Minimum Offering Amount”). There are no provisions for the return of funds once the Minimum Offering Amount is sold.

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PART III - EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description
A	Articles of Incorporation of the Company dated July 20, 2018

B	Bylaws of the Company dated July 20, 2018

C	Form of Subscription Agreement

D	Shareholder Agreement

E	Advisory Agreement between the Advisor and the Company

F	Asset Management Agreement between the Asset Manager and the Company

G	Consent of Pino Nicholson PLLC to use Legal Opinion

H	Consent of Grennan, Fender, Hess & Poparad LLP to use Audit Opinion

I	Pino Nicholson PLLC Legal Opinion concerning the Issuance of Preferred Shares

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on December 1, 2018.

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

Signed:

By:	/s/ Laurence J. Pino
Name: Laurence J. Pino
Title: Chief Executive Officer and Director

By:	/s/ William N. Johnston
Name: William N. Johnston
Title: Chief Financial Officer and Director

By:	/s/ Christopher P. Young
Name: Christopher P. Young
Title: Director

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